                                                                     Exhibit 4.2


                       ---------------------------------
                                DATED 17 MAY 2001





                            KINGFISHER TRUST 2001-1G
                                SUPPLEMENTAL DEED



                            PERPETUAL TRUSTEE COMPANY
                                     LIMITED
                                   ("TRUSTEE")
                             ANZ CAPEL COURT LIMITED
                                ("TRUST MANAGER")
                            AUSTRALIA AND NEW ZEALAND
                              BANKING GROUP LIMITED
                         ("SELLER", SERVICER, CUSTODIAN
                        AND RESIDUAL INCOME UNITHOLDER)
                                  P.T. LIMITED
                              ("SECURITY TRUSTEE")
                          KINGFISHER SECURITISATION PTY
                                       LTD
                        ("RESIDUAL CAPITAL UNITHOLDER")















                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                                    Level 60
                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                              Fax (61 2) 9296 3999
                                  DX 113 Sydney
                                  Ref: SRF:BCC


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                                                                               1
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
CONTENTS               KINGFISHER TRUST 2001-1G SUPPLEMENTAL DEED
--------------------------------------------------------------------------------
                       PART 1 - INTERPRETATION                                 2

                       1     INTERPRETATION                                    2

                             Definitions                                       2
                             Transaction Document                             17
                             Limited to Trust                                 17
                             Definitions and consistency                      17
                             Global Master Security Trust Deed                18
                             Register of Note Holders                         18
                             Transfer of Notes                                18
                             Reporting Statement                              18
                             Definitions Schedule                             19
                             Credit ratings                                   19
                             Support Facilities                               19

                       PART 2 - THE TRUST AND ITS ASSETS                      20

                       2     TRUST                                            20

                             Name of Trust                                    20
                             Determination of final Payment Date              20
                             Realisation of Assets of the Trust               20
                             Conditions of Sale during 180 days               20
                             Right of refusal                                 21
                             Sale at lower price                              21
                             Conditions of sale after 180 days                21
                             Further conditions of sale after 180 days        22
                             Procedures pending winding-up                    22
                             Costs on winding-up of the Trust                 23
                             Calculation of Final Distributions               23
                             Final Distributions                              23

                       3     ENTITLEMENT OF BENEFICIARIES                     23

                             Issue of Units                                   23
                             Residual Capital Unit                            24
                             Residual Income Unit                             24
                             Unit Register                                    25
                             Transfer of Units                                25
                             Limit on rights                                  26

                       4     CONSUMER CREDIT CODE                             26

                             Right of indemnity - Consumer Credit Legislation 26
                             Servicer                                         26

                       5     REPURCHASE OPTION                                27

                             Clean-Up offer                                   27
                             Calculation                                      27
                             Acceptance                                       27
                             Consent of Note Holders                          27
                             Reconveyance                                     27
                             Clean-Up Amount                                  28

                       6     RECEIVABLES                                      29

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                                                                               2
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                             Requirement to satisfy                           29
                             Eligibility Criteria                             29
                             Servicer may release Related Security            30

                       7     THE CUSTODIAN                                    30

                             Standard                                         30
                             Transfer of Custody                              31
                             Information Indemnity                            31
                             Auditor review                                   31
                             Document Custody Audit Report                    32
                             Timing of Document Custody Audit Reports         32
                             Adverse Document Custody Audit Report            33
                             Custodian Transfer Event                         33
                             Failure to comply with clause 7.10               33
                             Indemnity                                        34
                             Trustee to co-operate with Servicer              34
                             Trustee's duty while holding Title Documents     34
                             Reappointment of the Custodian as custodian      35

                       PART 3 - THE NOTES                                     36

                       8     PURPOSE                                          36

                             Purpose                                          36
                             Criteria                                         36
                             General                                          36

                       9     TERMS OF ISSUE OF THE NOTES                      36

                             Notes to be issued                               36
                             Form, constituent documents and denomination of
                             the Notes                                        36
                             Tranches of Class A Notes and Class B Notes      37
                             Initial Invested Amount of the Notes             38
                             Interest on the Class A Notes                    38
                             Interest on the Class B Notes                    38
                             Overdue interest                                 38
                             Redemption                                       39
                             Trustee's Covenant to the Note Holders           39
                             Register of Note Holders                         40
                             Transfer and Transmission of Notes               40
                             Taxation                                         40
                             Rounding of Payments                             40
                             Call Option                                      41
                             Redemption for Taxation or Other Reasons         41

                       10    CONDITIONS PRECEDENT                             43

                             Conditions precedent to the issue of Notes       43

                       11    REPRESENTATIONS AND WARRANTIES                   44

                             Representations and Warranties                   44
                             Trustee representations and warranties           45
                             Seller representations and warranties            46

                       12    PAYMENTS                                           47

                             Manner                                             47
                             Cleared Funds                                      48



                                                                               2
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                       PART 4 - PRINCIPAL AND INCOME DETERMINATIONS AND
                             PAYMENTS                                         49

                       13    COLLECTIONS                                      49

                             Establishment of Collection Account with
                             Servicer                                         49
                             Remittance to Collection Account                 49

                       14    TERMINATION OF THE SWAPS AND APPLICATION OF
                             THRESHOLD RATE                                   49

                             Calculation of Threshold Rate                    49
                             Termination of Basis Swap or Fixed Rate Swap     49
                             Seller's Discretion                              50
                             Trustee's power                                  50
                             Termination of Linked Deposit Accounts           51
                             Servicer to adjust                               51
                             Gross Up for Linked Deposit Accounts             51

                       15    CASHFLOW ALLOCATION METHODOLOGY                  51

                             General                                          51
                             Collection Period                                52
                             Finance Charge Collections                       52
                             Calculation of Available Income                  53
                             Principal Draw                                   54
                             Liquidity Drawing                                54
                             Calculation and application of Total Available
                             Income                                           54
                             Required Payments (Interest waterfall)           55
                             Excess Available Income                          56
                             Principal Collections                            57
                             Redraw Shortfall                                 58
                             Principal Distributions                          58
                             Payments of Principal on the Notes and to the
                             Redraw Facility Provider                         59
                             Principal Charge-Offs                            59
                             Carryover Principal Charge-Offs                  60
                             Increases                                        60
                             Early Repayment Costs and Early Repayment
                             Benefits                                         61
                             Application of proceeds following an Event of
                             Default                                          61
                             Excluded Amount                                  63

                       16    DETERMINATIONS BY TRUST MANAGER                  63

                             Determinations by Trust Manager                  63

                       17    TRUST MANAGER, TRUSTEE, CUSTODIAN AND SERVICER
                             FEES                                             64

                             Trust Manager's fee                              64
                             Trustee's fee                                    65
                             Custodian's fee                                  65
                             Servicer's fee                                   65
                             Fee and GST                                      66

                       PART 5 - GENERAL                                       67

                       18    NOTICES                                          67

                             Notices                                          67
                             Deemed receipt                                   68


                                                                               4
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                       19    COUNTERPARTS                                     68

                       20    DAMAGES                                          68

                             Claim for Damages                                68
                             Allocation of Damages                            69

                       21    MISCELLANEOUS                                    69

                             Certificate                                      69
                             Exercise of rights                               69
                             Waiver and variation                             69
                             Supervening legislation                          69
                             Approvals and consent                            70
                             Remedies cumulative                              70
                             Indemnities                                      70
                             Time of the essence                              70
                             Receipts                                         70
                             Acknowledgment                                   70
                             Disclosure of information                        70
                             Rights cumulative                                71
                             Signatures                                       71

                       22    GOVERNING LAW                                    71

                             Governing Law                                    71
                             Submission to jurisdiction                       71
                             Service                                          71

                       23    LIMITED RECOURSE - TRUSTEE                       71

                             Limitation on Trustee's liability                71
                             Claims against Trustee                           72
                             Breach of Trust                                  72
                             Acts or omissions                                72
                             No obligation                                    72

                       24    SELLER TRUST                                     72

                             Constitution of Seller Trust                     72
                             Declaration of Trust                             73
                             Entitlement                                      73
                             Dealing with assets                              73
                             Treatment of Shared Collateral                   73
                             Proceeds                                         74
                             Claw-Back                                        74
                             Duties                                           75
                             Indemnity                                        75
                             Termination                                      75
                             Transfer                                         75
                             Other liabilities                                76
                             Shared Securities                                76

                       25    SELLER PROVISIONS                                76

                             Seller Advances                                  76
                             Restrictions on Seller Advances                  77
                             Set-Off                                          77
                             Seller Downgrade                                 77
                             Reduction or increase of Seller Deposit          78

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                                                                               5
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                             Interest on Seller Deposit                       79
                             Seller Upgrade                                   79
                             Termination of Trust or Amendments to
                             Receivables                                      79
                             Withdrawals from the account                     80

                       SCHEDULE 1  REGISTER OF NOTE HOLDERS                   81

                       SCHEDULE 2  TRANSFER OF NOTES                          84

                       SCHEDULE 3  STEPDOWN PERCENTAGE                        88

                       EXECUTION PAGE                                         92

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                                                                               1
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                        KINGFISHER TRUST 2001-1G SUPPLEMENTAL DEED

DATE:                   17 May 2001

PARTIES:                PERPETUAL TRUSTEE COMPANY LIMITED

                        (ABN 42 000 001 007) in its capacity as trustee of the Trust having its registered office at Level 7, 39 Hunter Street, Sydney NSW 2000 ("TRUSTEE")

                        ANZ CAPEL COURT LIMITED (ABN 30 004 768 807) having its registered office at Level 17, 530 Collins Street, Melbourne VIC 3000 ("TRUST MANAGER")

                        P.T. LIMITED (ABN 67 004 454 666) in its capacity as security trustee of the Security Trust having its registered office at Level 7, 39 Hunter Street, Sydney NSW 2000 ("SECURITY TRUSTEE")

                        AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED (ABN
                        11 005 357522) having its registered office at Level 6, 100 Queen Street, Melbourne VIC 3000 ("SERVICER", "SELLER", "CUSTODIAN" and "RESIDUAL INCOME UNITHOLDER")

                        KINGFISHER SECURITISATION PTY LTD (ABN 89 093 469 375) of C/- Level 2, 20 Martin Place, Sydney ("RESIDUAL CAPITAL UNITHOLDER")


RECITALS:
                  A. By the Master Trust Deed, provision was made for the establishment of the Trust pursuant to a Notice of Creation of Trust, which will be regulated by this deed.

                  B.    The Trustee may acquire Receivables.

                  C. The Security Trustee will hold a security interest over the Assets of the Trust under the Global Master Security Trust Deed and the Deed of Charge.

                  D. The Servicer will be appointed to service the Receivables, which, from time to time, will comprise Assets of the Trust under the Master Servicer Deed and this deed.

                  E. The Trustee, at the direction of the Trust Manager, may obtain funds by issuing the Notes in accordance with the terms of this deed.

                  F. The parties to this deed have agreed that the terms and conditions for the constitution of the Trust and the issuing of the Notes in respect of the Trust will be the terms and conditions set out in the Master Trust Deed, this deed, the Dealer Agreement and the Note Trust Deed (including the Class A Note Conditions).

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OPERATIVE PROVISIONS:

PART 1 - INTERPRETATION

1     INTERPRETATION
--------------------------------------------------------------------------------
DEFINITIONS
                  1.1 The following words have these meanings unless the contrary intention appears:

                        A$ means the lawful currency of the Commonwealth of Australia.

                        A$ CLASS A INTEREST AMOUNT means, in respect of a Class A Note, a Payment Date and the Interest Period ending on (but excluding) that Payment Date, an amount calculated as follows:

                                                N
                             A  =  B  x  C  x  ---
                                               365

                        where:

                        A = the A$ Class A Interest Amount for that Interest Period;

                        B = the Total Invested Amount of the Class A Notes on the Determination Date immediately preceding the commencement of that Interest Period (which, for the avoidance of doubt, is the Total Invested Amount of the Class A Notes on the first day of that Interest Period after taking into account any reduction to the Total Invested Amount on or prior to that date);

                        C = the A$ Class A Interest Rate for that Interest Period; and

                        N =   the number of days in that Interest Period.

                        A$ CLASS A INTEREST RATE means, in respect of a Class A Note, a Payment Date and the Interest Period ending on (but excluding) that Payment Date, the aggregate of:

                        (a)   the Bank Bill Rate for that Interest Period; and

                        (b)   the A$ Class A Margin for that Class A Note.

                        A$ CLASS A MARGIN, in respect of a Class A NOTE, has the same meaning as the "Spread" specified under the heading "Floating Amounts Payable by Party B" in the confirmation for each Currency Swap.

                        A$ CLASS A PRINCIPAL means, in relation to a Payment Date, the aggregate of:

                        (a) the amount allocated on that Payment Date from Principal Collections to the A$ Class A Principal pursuant to clause 15.13(d); and

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                        (b)   the amount allocated on that Payment Date from
                              Excess Available Income to the A$ Class A
                              Principal pursuant to clauses 15.10(a)(i) and 15.10(b)(i).

                        A$ EQUIVALENT means, in relation to an amount which is calculated, determined or expressed in US$ or which includes a component determined or expressed in US$, that US$ amount or US$ component (as the case may be) multiplied by the A$ Exchange Rate and expressed in A$.

                        A$ EXCHANGE RATE means the "A$ Exchange Rate" specified under the heading "Exchange Rates" in the confirmation for each Currency Swap.

                        AGGREGATE STATED AMOUNT means, on any Determination Date, the aggregate of the A$ Equivalent of the Stated Amounts of the relevant Notes at that time.

                        AVAILABLE INCOME means, for any period, the amount calculated in accordance with clause 15.4.

                        AVAILABLE LIQUIDITY AMOUNT has the meaning given to it in the Liquidity Facility Agreement.

                        AVAILABLE REDRAW AMOUNT has the meaning given to it in the Redraw Facility Agreement.

                        BANK BILL RATE means, in respect of any Interest Period, the rate expressed as a percentage per annum:

                        (a) calculated by taking the rate appearing on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) on the first day of that Interest Period for each bank so quoting (being no fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters screen BBSW page) having a tenor of 90 days after eliminating the highest and the lowest mean rates and taking the average of the remaining mean rates (rounded up, if necessary, to the nearest four decimal places);

                        (b) if fewer than five banks quote on the Reuters screen BBSW page, the rate calculated as above by taking the rates otherwise quoted by five banks otherwise authorised to quote rates on the Reuters screen BBSW page at or about 10.15 am (Melbourne time) for a bill of exchange having a tenor of 90 days; or

                        (c) if a rate cannot be determined in accordance with the procedures in (a) or (b), the rate specified in good faith by the Trust Manager at or around that time on that day, having regard, to the extent possible, to comparable indices then available as to the rate otherwise bid and offered for bills of exchange having a tenor of 90 days,

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                        provided that, if the first Interest Period is a period
                        of less than 90 days, the Bank Bill Rate for that Interest Period will be the Bank Bill Rate for 90 days and if the first Interest Period is greater than 90 days, the Bank Bill Rate for that Interest Period will be calculated by the Trust Manager to be a linear interpolated rate for the relevant period.

                        BASIS SWAP means an ISDA Master Agreement, the schedule relating to it and each confirmation between the Basis Swap Provider, the Trustee and the Trust Manager under which the Trustee pays to the Basis Swap Provider an amount in respect of Purchased Receivables that do not bear interest at a fixed rate and under which the Basis Swap Provider pays to the Trustee an amount calculated by reference to the Bank Bill Rate.

                        BASIS SWAP PROVIDER means Australia and New Zealand Banking Group Limited or such other person who may be appointed under this deed or the Basis Swap to act as the Basis Swap Provider.

                        BUSINESS DAY means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in Melbourne and Sydney, Australia, New York City, United States of America and London, United Kingdom.

                        CALL OPTION DATE means, in respect of the Notes, each Payment Date commencing on or after the earlier of:

                        (a)   the Payment Date falling in September 2008; and

                        (b) the Payment Date on which the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables (calculated as at the end of the immediately preceding Collection Period) is less than 10% of the aggregate Outstanding Balance of all Housing Loans referable to the Purchased Receivables on the Cut-Off Date.

                        CARRYOVER PRINCIPAL CHARGE-OFF has the meaning given in clause 15.15.

                        CASHFLOW ALLOCATION METHODOLOGY means the methodology specified in clause 15.

                        CLASS means the Class A Notes or the Class B Notes (or both).

                        CLASS A BOOK-ENTRY NOTE means a Book-Entry Note (as defined in the Definitions Schedule) issued in respect of the Class A Notes.

                        CLASS A DEFINITIVE NOTE means a Definitive Note (as defined in the Definitions Schedule) issued in respect of the Class A Notes.

                        CLASS A NOTE means a Note referred to in clause 9.1(a) and issued on the terms and conditions contained in this deed and the Class A Note Conditions.

                        CLASS A NOTE HOLDER has the same meaning as in the Class A Note Conditions.

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                        CLASS A NOTE CONDITIONS means the terms and conditions
                        for the Class A Notes as annexed as Schedule 1 to the Note Trust Deed in respect of the Trust.

                        CLASS A NOTE OWNER means a Note Owner (as defined in the Definitions Schedule) in respect of the Class A Notes.

                        CLASS A NOTE PERCENTAGE means on any Determination Date a percentage calculated as follows:

                                    ASA(A)
                          CANP = -----------
                                  ASA + RPO

                        where:

                        CANP   = the Class A Note Percentage

                        ASA(A) = the Aggregate Stated Amount of the Class A
                                 Notes on the immediately preceding
                                 Determination Date;

                        ASA    = the Aggregate Stated Amount of all Notes on the
                                 immediately preceding Determination Date;

                        RPO    = the Redraw Principal Outstanding on the
                                 immediately preceding Determination Date,

                        provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant Classes of Notes and RPO will be zero.

                        CLASS A NOTE REGISTER means the Note Register (as defined in the Definitions Schedule) maintained in respect of the Class A Notes.

                        CLASS A NOTE REGISTRAR means the Note Registrar (as defined in the Definitions Schedule) in respect of the Class A Notes.

                        CLASS A TRANCHE has the meaning given to that term in clause 9.3.

                        CLASS B NOTE means a Note referred to in clause 9.1(b) issued on the terms and conditions contained in this deed and the Dealer Agreement.

                        CLASS B NOTE HOLDER means each person who is from time to time entered in the Register of Note Holders as the holder of a Class B Note.

                        CLASS B NOTE INTEREST AMOUNT means, in respect of a Class B Note, a Payment Date and the Interest Period ending on (but excluding) that Payment Date, the amount calculated in accordance with clause 9.9 for that Class B Note.

                        CLASS B NOTE INTEREST RATE means, in respect of a Class B Note, a Payment Date and the Interest Period ending on (but excluding) that Payment Date, the aggregate of:

                        (a)   the Bank Bill Rate for that Interest Period; and

                                                                               6
--------------------------------------------------------------------------------
                        (b)   the Class B Note Margin for that Class B Note.

                        CLASS B NOTE MARGIN means, in relation to a Class B Note, the margin (expressed as a percentage per annum) notified by the Trust Manager for the relevant Class B
                        Note in accordance with the Dealer Agreement (in the case of the Class B Notes) and advised by the Trust Manager to the Trustee.

                        CLASS B NOTE PERCENTAGE means, on any Determination Date, a percentage calculated as follows:

                                   ASA(B)
                          CBP = -----------
                                 ASA + RPO

                        where:

                        CBP    =   the Class B Note Percentage;

                        ASA(B) = the Aggregate Stated Amount of the Class B Notes on the immediately preceding Determination Date;

                        ASA    =   the Aggregate Stated Amount of all Notes on
                                   the immediately preceding Determination Date;

                        RPO    =   the Redraw Principal Outstanding on the
                                   immediately preceding Determination Date,

                        provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant Classes of Notes and RPO will be zero.

                        CLASS B PRINCIPAL means, in relation to a Payment Date, the aggregate of: -

                        (a) the amount allocated on that Payment Date from Principal Collections to the Class B Principal pursuant to clause 15.13(e); and

                        (b) the amount allocated on that Payment Date from Excess Available Income to the Class B Principal pursuant to clauses 15.10(c) and 15.10(d).

                        CLASS B TRANCHE has the meaning given to that term in clause 9.3.

                        CLEAN-UP ACCOUNT means the bank account established by the Trustee under clause 5.6(iii)(A) and, pending the establishment of that bank account in accordance with this deed, means the Collection Account.

                        CLEAN-UP AMOUNT means, on a Determination Date, an amount equal to the lesser of:

                        (a)   0.25% x (TIA + RPO); and

                        (b)   $25,000,

                                                                               7
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                        where TIA is the Total Invested Amount of all Notes on
                        that Determination Date and RPO is the Redraw Principal Outstanding on that Determination Date.

                        CLEAN-UP OFFER has the meaning given to it in clause
                        5.1.

                        CLEAN-UP OFFER AMOUNT has the meaning given to it in clause 5.1.

                        CLEAN-UP OPTION means the offer by the Trustee to reconvey the Purchased Receivables to the Seller under clause 5.1.

                        COLLATERAL ACCOUNT means any collateral account (as defined in, and established under, a Support Facility).

                        COLLECTION BUSINESS DAY means a day (excluding a Saturday, Sunday and any public holiday) on which banks are open for business in Melbourne, Australia.

                        COLLECTION PERIOD means, in relation to a Payment Date, the period from (and including) the first day of the Quarter immediately preceding the related Determination Date up to (and including) the last day of the Quarter immediately preceding the related Determination Date except in the case of the first Collection Period, which commences on (and includes) the day after the Cut-Off Date and ends on 31 August 2001. However, if the last day of the Quarter is not a Collection Business Day then the Collection Period will end on (and include) the next Collection Business Day. Any subsequent Collection Period will commence on (and include) the day after the end of the previous Collection Period.

                        COLLECTIONS means all amounts received by the Seller, the Servicer, the Trust Manager or the Trustee after the Cut-Off Date in respect of the Purchased Receivables (including, without limitation, all principal, interest, the proceeds received under any Mortgage Insurance Policy, any proceeds recovered from any enforcement action in respect of a Purchased Receivable, amounts received on a repurchase of a Purchased Receivable, any amount received from the Seller as damages in respect of a breach of any representation, warranty or covenant in connection with the Purchased Receivables and any other amounts received in relation to the Purchased Receivables), but excluding any interest credited to any Collateral Account in respect of a Support Facility.

                        CORPORATIONS LAW means the Corporations Law of Australia under the Corporations Act 1989.

                        COUPON RATE means the Class B Note Interest Rate.

                        CURRENCY SWAP means each ISDA Master Agreement, the schedule to it, each confirmation issued under it and each credit support annex entered into in connection with it between each Currency Swap Provider, the Trustee, the Trust Manager and a person acting as the support provider.

                                                                               8
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                        CURRENCY SWAP PROVIDER means each of Australia and New
                        Zealand Banking Group Limited and Citibank N.A., and any other person who subsequently enters into a currency swap with the Trustee and the Trust Manager.

                        CUSTODIAN TRANSFER EVENT means an event described in clause 7.10.

                        DEALER AGREEMENT means the agreement entitled "Kingfisher Trust 2001-1G Dealer Agreement" between the Trustee, the Trust Manager, the Seller and Australia and New Zealand Banking Group Limited.

                        DEFINITIONS SCHEDULE means the deed entitled "Kingfisher Master Trusts Master Definitions Schedule" dated 1 August 2000 between the Trustee, the Trust Manager and the Security Trustee as amended by the deed entitled "Kingfisher Master Trusts Amending Deed" dated 16 May 2001.

                        DESIGNATED RATING AGENCY means, in relation to the Notes, such internationally recognised rating agencies which have been requested by the Trust Manager to rate the relevant Notes and which have been advised by the Trust Manager.

                        DETERMINATION DATE means the day which is 4 Business Days prior to a Payment Date.

                        DOCUMENT CUSTODY AUDIT REPORT has the meaning given to that term in clause 7.7.

                        EARLY REPAYMENT BENEFITS means those amounts (if any) which are payable to a Debtor during a Collection Period as a result of the Debtor prepaying any amount in respect of a Fixed Interest Rate Loan.

                        EARLY REPAYMENT COSTS mean those costs which are actually received from a Debtor during a Collection Period as a result of the Debtor prepaying any amount in respect of a Fixed Interest Rate Loan.

                        ELIGIBILITY CRITERIA means the criteria for purchasing a Receivable set out in clause 6.2.

                        ENFORCEMENT EXPENSES means all expenses paid by or on behalf of the Servicer in connection with the enforcement of any Purchased Receivable.

                        EXCESS AVAILABLE INCOME has the meaning given to it in clause 15.10.

                        EXPENSES OF THE TRUST means all costs, charges and expenses reasonably and properly incurred by the Trustee or the Trust Manager in connection with the Trust and any other amounts for which the Trustee is entitled to be reimbursed or indemnified out of the Trust and which the Trustee elects to pay, including, without limitation, the expenses as described in clause 33.3 of the Master Trust Deed.

                        EXTRAORDINARY EXPENSES means, on a Determination Date, any out of pocket expenses incurred by the Trustee during the immediately preceding Collection Period that are not Required Payments in respect of that Determination Date.

                                                                               9
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                        FINAL MATURITY DATE means the Payment Date occurring in
                        September 2032.

                        FINAL TERMINATION DATE means the date referred to in clause 2.2.

                        FINANCE CHARGE COLLECTIONS means, in respect of a Determination Date, the amount calculated in accordance with clause 15.3.

                        FIXED INTEREST RATE LOAN means any Housing Loan comprising part of a Receivable in respect of which the Seller or the Servicer cannot vary the interest rate charged to the Debtor for a specified period of time.

                        FIXED RATE SWAP means an ISDA Master Agreement, the schedule relating to it and each confirmation between the Fixed Rate Swap Provider, the Trustee and the Trust Manager, under which the Trustee pays to the Fixed Rate Swap Provider an amount in respect of Purchased Receivables that are Fixed Interest Rate Loans and under which the Fixed Rate Swap Provider pays to the Trustee an amount calculated by reference to the Bank Bill Rate.

                        FIXED RATE SWAP PROVIDER means Australia and New Zealand Banking Group Limited, or such other person who may be appointed under this deed or the Fixed Rate Swap to act as the Fixed Rate Swap Provider.

                        GST LAW means the A New Tax System (Goods and Services
                        Tax) Act 1999.

                        INITIAL INVESTED AMOUNT has, in relation to a Class A Note, the meaning given to it in clause 9.7(a) and, in relation to a Class B Note, has the meaning given to it in clause 9.7(b).

                        INTEREST AMOUNT means in respect of a Class A Note and in respect of any Interest Period, the amount calculated in accordance with clause 9.8.

                        INTEREST PERIOD, in respect of a Note, means (initially) the period from (and including) the Issue Date to (but excluding) the first Payment Date and thereafter each period from (and including) each Payment Date to (but excluding) the next following Payment Date. The final Interest Period is from (and including) the Payment Date immediately preceding the date on which interest ceases to accrue on the Note pursuant to the Class A Note Conditions or this deed, as the case may be, to (but excluding) the date on which interest ceases to accrue on the Note pursuant to the Class A Note Conditions or this deed, as the case may be.

                        INVESTED AMOUNT on any Determination Date:

                        (a) in respect of a Class A Note, has the same meaning as in the Class A Note Conditions;

                        (b) in respect of a Class B Note, means an amount equal to:

                              (i) the Initial Invested Amount of that Class B Note; less


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                                                                              10
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                              (ii)  the aggregate of all Principal Amounts which
                                    have been paid before that date in relation to that Class B Note; less

                              (iii) the Principal Amount to be paid on the next
                                    Payment Date in relation to that Class B
                                    Note.

                        LINKED DEPOSIT ACCOUNT means a deposit account maintained by a Debtor with the Seller under which either:

                        (a) interest that would otherwise be earned in respect of the deposit account is set off against interest due under the Housing Loan of that Debtor; or

                        (b) interest is not earned on the deposit account, but interest due under the Housing Loan of that Debtor is calculated by deducting the credit balance of that deposit account from the balance of the Housing Loan, and then applying the interest rate applicable to the Housing Loan to the result.

                        LIQUIDITY DRAWING means the amount drawn under the Liquidity Facility on any Payment Date.

                        LIQUIDITY SHORTFALL means, on a Determination Date, the amount (if any) by which the Payment Shortfall on that Determination Date exceeds the Principal Draw which is allocated on that Determination Date for application towards the Payment Shortfall in accordance with clause 15.5.

                        MORTGAGE INSURANCE INTEREST PROCEEDS means, in respect of a Purchased Receivable, the amount received by or on behalf of the Trustee under a Mortgage Insurance Policy and which is determined by the Trust Manager not to be in the nature of principal.

                        MORTGAGE INSURANCE PREMIUM POLICY means the insurance policy issued by PMI Mortgage Insurance Ltd (ABN 70 000 511 071) dated on or about the date of this deed in respect of amounts loaned to Debtors to cover premiums payable on Primary Mortgage Insurance Policies.

                        MORTGAGE INSURANCE POLICY means each of:

                        (a)   each Primary Mortgage Insurance Policy;

                        (b)   the Pool Insurance Policy;

                        (c)   the Mortgage Insurance Premium Policy; and

                        (d)   to the extent the context requires:

                              (i)   the PMI Guarantee; and

                              (ii)  the RSA Payment Deed.


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                                                                              11
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                        MORTGAGE INSURER means each of:

                        (a) ANZ Lenders Mortgage Insurance Pty Limited (ABN 77 008 680 055); and

                        (b)   PMI Mortgage Insurance Ltd (ABN 70 000 511 071),

                        and any other mortgage insurer approved by the Trust Manager and acceptable to each Designated Rating Agency and notified to the Trustee.

                        NOTES means:

                        (a)   the Class A Notes; and

                        (b)   the Class B Notes.

                        OTHER INCOME means, on a Determination Date (and without double counting any amounts included in Other Income on a preceding Determination Date) any interest received on Authorised Investments or on the Collection Account during the immediately preceding Collection Period and any other miscellaneous income received or expected to be received by the Trustee on or before the immediately following Payment Date but excluding any interest received on any Collateral Account.

                        PAYMENT DATE means the 20th day of each of September, December, March and June. The first Payment Date will be 20 September 2001.

                        PAYMENT SHORTFALL means, on a Determination Date, the amount by which the Available Income is insufficient to meet the Required Payments as calculated on that Determination Date.

                        PENALTY PAYMENT means:

                        (a) the amount of any liability (including, without limitation, any civil or criminal penalty) which the Trustee is liable for under the Consumer Credit Code;

                        (b) any other liability payable by the Trustee, or legal costs or other expenses payable or incurred by the Trustee, in relation to such liability;

                        (c) any amount which the Trustee agrees to pay (with the consent of the Servicer) to a Debtor or other person in settlement of any liability or alleged liability or application for an order under Part 6 of the Consumer Credit Code; and

                        (d) any legal costs or other costs and expenses payable or incurred by the Trustee in relation to that application or settlement,

                        to the extent to which a person can be indemnified for that liability, money or amount under the Consumer Credit Code.

                        PMI GUARANTEE means the deed entitled "Guarantee Deed" dated on or about the date of this deed between the Trustee, the Seller, PMI


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                                                                              12
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                        Mortgage Insurance Ltd and ANZ Lenders Mortgage
                        Insurance Pty Limited.

                        POOL INSURANCE POLICY means the policy of insurance issued to the Trustee and the Seller by PMI Mortgage Insurance Ltd in respect of Purchased Receivables which are not subject to Primary Mortgage Insurance Policies.

                        PRIMARY MORTGAGE INSURANCE POLICY means a primary mortgage insurance policy issued by ANZ Lenders' Mortgage Insurance Pty Limited in respect of Purchased Receivables which have a LVR at the date of origination of over 80%.

                        PRINCIPAL AMOUNT means, in respect of any Note and any Payment Date, any amount of principal which is payable in respect of such Note on such Payment Date.

                        PRINCIPAL CHARGE-OFFS means, in respect of a Collection Period, the aggregate losses including principal and interest (as determined by the Trust Manager) for all Purchased Receivables which arise during that Collection Period after all enforcement action has been taken in respect of any Purchased Receivable and after taking into account:

                        (a) all proceeds received as a consequence of enforcement under any Purchased Receivables (less the relevant Enforcement Expenses) during that Collection Period;

                        (b) proceeds of any claims received under a Mortgage Insurance Policy during that Collection Period; and

                        (c) any payments received during that Collection Period from the Seller or the Servicer for a breach of its obligations under the Transaction Documents.

                        PRINCIPAL COLLECTIONS means, in respect of a Determination Date and the Collection Period immediately preceding that Determination Date, the amount calculated in accordance with clause 15.11.

                        PRINCIPAL DRAW means each distribution of Principal Collections made in accordance with clauses 15.5 and 15.13(c).

                        PURCHASED RECEIVABLE means a Receivable which is purchased by the Trustee on behalf of the Trust. For the avoidance of doubt, a Purchased Receivable does not include any Other Secured Liability.

                        QUARTER means the three month period in each year commencing on 1 September, 1 December, 1 March and 1 June.

                        RECOVERIES means amounts received from or on behalf of Debtors or under any Mortgage or any Related Security in respect of Purchased Receivables that were previously the subject of a loss as described in the definition of Principal Charge-Offs.

                        REDRAW means the Seller's re-advance to a Debtor of repayments of principal made by that Debtor on its Housing Loan in accordance with the terms of the relevant Loan Agreement.


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                                                                              13
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                        REDRAW DRAWING has the meaning given to that term in the
                        Redraw Facility Agreement.

                        REDRAW LIMIT has the meaning given to it in the Redraw Facility Agreement in respect of the Trust.

                        REDRAW PERCENTAGE means, on any Determination Date, a percentage calculated as follows:

                                      RPO
                             RP = -----------
                                   ASA + RPO

                        where:

                        RP    =    the Redraw Percentage

                        ASA   =    the Aggregate Stated Amount of all Notes on
                                   the immediately preceding Determination Date;

                        RPO   =    the Redraw Principal Outstanding calculated
                                   on the immediately preceding Determination
                                   Date,

                        provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the Notes and RPO will be zero.

                        REDRAW PRINCIPAL in relation to a Payment Date, means the aggregate of :

                        (a) the amount allocated on that Payment Date from Principal Collections to the Redraw Principal pursuant to clause 15.13(b); and

                        (b) the amount allocated on that Payment Date from Excess Available Income to Redraw Principal pursuant to clause 15.10(a)(ii) and 15.10(b)(ii).

                        REDRAW PRINCIPAL OUTSTANDING means, on a Determination Date, an amount equal to:

                        (a) the aggregate of all Redraw Drawings previously made or to be made on the immediately following Payment Date; less

                        (b) the aggregate amount of all Redraw Principal previously paid under clause 15.14(b) to the Redraw Facility Provider; less

                        (c) the amount of any Redraw Principal under clause 15.14(b) to be paid to the Redraw Facility Provider on the immediately following Payment Date; less

                        (d) the amount of any Principal Charge-Offs allocated to the Redraw Principal Outstanding under clause 15.14A(b)(ii) on that Determination Date which will not be reimbursed on the immediately following Payment Date under clause 15.10(a)(ii); less


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                                                                              14
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                        (e)   (without double counting any Principal
                              Charge-Offs) any Carryover Principal Charge-Offs in respect of the Redraw Principal Outstanding which have not been reimbursed on or before the immediately following Payment Date under clause 15.10(b)(ii).

                        REDRAW SHORTFALL means, on a Determination Date, the amount (if any) by which the Principal Collections (as calculated on that Determination Date and prior to taking into account any Redraw Drawings to be made on the next Payment Date) are insufficient to meet in full any Redraws made by the Seller during the immediately preceding Collection Period which are repayable to the Seller pursuant to clause 15.13(a).

                        RELEVANT PARTIES means each of the Trust Manager, the Seller, the Servicer, the Custodian, the Security Trustee, the Calculation Agent, each Paying Agent, the Note Trustee, the Class A Note Registrar, each Counterparty, the Redraw Facility Provider and the Liquidity Facility Provider.

                        REQUIRED CREDIT RATING means in respect of:

                        (a) S&P, either a short term rating of A-1+ or a long term rating of AAA (as the case may be) or such other rating agreed between the Trust Manager and S&P and notified to the Trustee; and

                        (b) Moody's, either a short term rating of P-1 or a long term rating of Aaa (as the case may be) or such other rating agreed between the Trust Manager and Moody's and notified to the Trustee;

                        (c) Fitch, either a short-term rating of F1 or a long term rating of AAA (as the case may be) or such other rating agreed between the Trust Manager and Fitch and notified to the Trustee; and

                        (d) any other Designated Rating Agency, a rating acceptable to that Designated Rating Agency.

                        REQUIRED PAYMENTS means the aggregate of the priority payments in paragraphs (a) to (g) inclusive of clause
                        15.8 calculated by the Trust Manager on each Determination Date under clause 16.1.

                        RESIDUAL CAPITAL UNITHOLDER means Kingfisher
                        Securitisation Pty Ltd (ABN 89 093 469 375) or such other person whose name is entered in the Unit Register from time to time.

                        RESIDUAL INCOME UNITHOLDER means Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) or such other person whose name is entered in the Unit Register from time to time.

                        RSA PAYMENT DEED means the deed entitled "Kingfisher Trust 2001-1G Payment Deed" dated on or about the date of this deed between (among others) the Trustee and Royal & Sun Alliance Lenders Mortgage Insurance Limited.


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                                                                              15
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                        SCHEDULED BALANCE in relation to a Receivable means the
                        amount that would be owing on that Receivable at the date of determination if the Debtor had made, prior to that date, the minimum payments and repayments required under that Receivable.

                        SECURED MONEY has the meaning given to it in the Deed of Charge for the Trust.

                        SECURED PROPERTY has the meaning given to it in the Deed of Charge for the Trust.

                        SECURITIES ACT means the Securities Act of 1933 (US).

                        SELLER DEPOSIT has the meaning given to that term in clause 25.5(a).

                        SET-OFF ACCOUNT has the meaning given to that term in clause 25.5(a).

                        STATED AMOUNT:

                        (a) has, in relation to a Class A Note, the same meaning as in the Class A Note Conditions;

                        (b) means, in relation to a Class B Note on any Determination Date, an amount equal to:

                              (i) the Invested Amount of that Class B Note on that Determination Date; less

                              (ii) the amount of any Principal Charge-Offs to be allocated to that Class B Note under clause 15.14A on that Determination Date which will not be reimbursed on the immediately following Payment Date under clause 15.10(c); less

                              (iii) (without double counting any Principal
                                    Charge-Offs) any Carryover Principal
                                    Charge-Offs in respect of that Class B Note which have not been reimbursed on or before the immediately following Payment Date under clause 15.10(d).

                        STEPDOWN PERCENTAGE means, on any Determination Date and in respect of the immediately following Payment Date, the percentage calculated in accordance with schedule 3 on that Determination Date.

                        SUPPORT FACILITIES includes, in addition to those items set out in the Definitions Schedule:

                        (a)   the Basis Swap;

                        (b)   the Fixed Rate Swap;

                        (c)   each Currency Swap; and

                        (d)   the Mortgage Insurance Policies.


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                                                                              16
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                        THRESHOLD RATE means the minimum interest rates required
                        to be set on the Housing Loans forming part of the Purchased Receivables which will ensure that the Trustee has sufficient funds available to meet its obligations under the Transaction Documents (assuming that all parties comply with their obligations under such documents and such Housing Loans) and taking into account Housing Loans where the Seller does not have the discretion under the Loan Agreement to vary the interest rate of that Housing Loan and moneys held in Authorised Investments where the yield is determined externally and not by the Servicer.

                        TOTAL AVAILABLE INCOME means, on a Determination Date, the amount calculated in accordance with clause 15.7 on that Determination Date.

                        TOTAL INVESTED AMOUNT means, on any Determination Date, the aggregate A$ Equivalent of the Invested Amount of the relevant Notes on that Determination Date.

                        TRANCHING NOTICE means a notice containing information specified in clause 9.4 given for the purposes described in clause 9.3.

                        TRANSACTION DOCUMENTS means in respect of the Trust:

                        (a) the Master Trust Deed (insofar as it applies to the Trust);

                        (b) the Definitions Schedule (insofar as it applies to the Trust);

                        (c) the Notice of Creation of Trust in respect of the Trust;

                        (d)   this deed;

                        (e) the Master Servicer Deed (insofar as it applies to the Trust);

                        (f) the Global Master Security Trust Deed (insofar as it applies to the Trust);

                        (g)   the Deed of Charge;

                        (h)   each Support Facility;

                        (i)   each Derivative Contract;

                        (j)   the Note Trust Deed;

                        (k)   the Agency Agreement;

                        (l)   the Sale Notice;

                        (m)   each Note;

                        (n)   the Underwriting Agreement;

                        (o)   the Dealer Agreement;

                        (p)   each Primary Mortgage Insurance Policy;


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                                                                              17
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                        (q)   the Pool Insurance Policy;

                        (r)   the PMI Guarantee;

                        (s)   the RSA Payment Deed;

                        (t)   the Mortgage Insurance Premium Policy; and

                        (u) such other documents as may be agreed from time to time between the Trustee and the Trust Manager.

                        TRUST means the Kingfisher Trust 2001-1G. US$ or US DOLLARS means the lawful currency of the United States of America.

                        UNDERWRITING AGREEMENT means the agreement entitled "Underwriting Agreement" between the Trustee, the Trust Manager, the Seller and Salomon Smith Barney Inc. (as representative for the underwriters named in it).

                        UNIT REGISTER has the meaning given to it in clause 3.7(a).

                        WAIVER OF SET-OFF in relation to a Housing Loan means a provision, in the related Mortgage or Loan Agreement or otherwise, by which, among other things, the Debtor agrees to make all payments in respect of the Housing Loan without set-off or counterclaim unless prohibited by law.

TRANSACTION DOCUMENT
                  1.2 This deed is a Transaction Document for the purposes of the Master Trust Deed.

LIMITED TO TRUST
                  1.3 The rights and obligations of the parties under this deed relate only to the Trust (as defined in this deed), and do not relate to any other Trust (as defined in the Definitions Schedule).

DEFINITIONS AND CONSISTENCY
                  1.4 Terms which are defined in this deed apply to the Trust only. Capitalised terms used but not defined in this deed have the meanings given to them in the Definitions Schedule. In the event of any inconsistency between a term defined in this deed and a term defined in the Definitions Schedule, the term defined in this deed will prevail. In the event of any inconsistency between a provision of this deed and a provision of any other Transaction Document, the provision of this deed shall prevail.

                  1.5 Subject to clause 1.6, clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are deemed to be incorporated in this deed as if set out in full in it.

                  1.6 If after the date of this deed any amendment is made to the Definitions Schedule, such amendment shall apply to this deed only if each party to this deed so agrees and if the amendment is made in a manner consistent with clause 36 of the Master Trust Deed.


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                                                                              18
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GLOBAL MASTER SECURITY TRUST DEED
                  1.7 The Global Master Security Trust Deed applies to the Trust and the Trust is a "Global Trust" for the purposes of the Definitions Schedule and the Master Trust Deed.

REGISTER OF NOTE HOLDERS
                  1.8 The Register of Note Holders in respect of the Registered Notes issued in respect of the Trust is to be maintained in accordance with Schedule 1. The Register of Note Holders will be maintained in respect of Registered Notes only and all references in Schedule 1 to "Notes" are to be construed accordingly.

TRANSFER OF NOTES
                  1.9 A transfer of Registered Notes of the Trust shall be effected in accordance with clause 9.14 and with
                        Schedule 2. All references in Schedule 2 to "Notes" are to be construed as references to "Registered Notes".

REPORTING STATEMENT
                  1.10 The Reporting Statement in respect of the Trust shall include (without limitation) the following details:

                        (a) the Total Invested Amount and the Aggregate Stated Amount of each class of Notes as calculated on the related Determination Date;

                        (b) the Class A Note Interest Rate on the Class A Notes and the Class B Note Interest Rate on the Class B Notes for the related Interest Period;

                        (c) the interest payments and principal distributions on each class of Notes in respect of the related Payment Date;

                        (d) the Total Available Income as calculated on the related Determination Date;

                        (e) the aggregate Outstanding Balance of the Housing Loans forming part of the Purchased Receivables as at the close of business on the last day of the related Collection Period;

                        (f) the delinquency and loss statistics with respect to the Receivables as at the close of business on the last day of the related Collection Period;

                        (g) the Redraw Shortfall, if any, calculated on the related Determination Date;

                        (h) the Payment Shortfall, if any, calculated on the related Determination Date;

                        (i) the amount of any Liquidity Drawing, to be made on the related Payment Date;

                        (j) the amount of Principal Collections that are available for distribution on the related Payment Date;


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                                                                              19
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                        (k)   the amount of any Principal Draw, to be made on
                              the related Payment Date;

                        (l) the Principal Charge-Offs and the Carryover Principal Charge-Offs for each class of Notes and the Redraw Facility;

                        (m)   the amount of any Redraw Principal Outstanding;
                              and

                        (n) any other items of information applicable to the Notes and the related Determination Date or Payment Date.

DEFINITIONS SCHEDULE
                  1.11  For the purposes of the Definitions Schedule:

                        (a)   the Class A Notes are "Senior Notes";

                        (b)   the Class A Note Holders are "Senior Note
                              Holders";

                        (c)   the Class B Notes are "Junior Notes";

                        (d)   the Class B Note Holders are "Junior Note
                              Holders";

                        (e) the rating applicable to Authorised Investments of the type described in paragraph (c)(ii) of that definition (in the Definition Schedule) is A-1; and

                        (f)   there is no Required Servicer Rating.

                  1.12 For the purposes of the Trust the Trust Manager confirms that it has requested each of S&P, Moody's and Fitch to rate the Notes.

CREDIT RATINGS
                  1.13 A reference to the credit rating of any entity by a Designated Rating Agency means, where that Designated Rating Agency does not have a public credit rating of that entity, the equivalent internal private credit rating of that entity as notified by that Designated Rating Agency to the Trustee and the Trust Manager.

SUPPORT FACILITIES
                  1.14 For the purposes of the Definitions Schedule and the Deed of Charge, each Support Facility is a "Support Facility".


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                                                                              20
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PART 2 - THE TRUST AND ITS ASSETS

2     TRUST
--------------------------------------------------------------------------------
NAME OF TRUST
                  2.1 The Trust to which this deed applies will be known as the "Kingfisher Trust 2001-1G".

DETERMINATION OF FINAL PAYMENT DATE
                  2.2 The Trustee must, as soon as practicable following the Termination Date of the Trust, declare on the direction of the Trust Manager, a date ("FINAL TERMINATION DATE") (which, if Notes have been issued and have not then been redeemed (or deemed to be redeemed) in full, must be a Payment Date and must not be the next Payment Date immediately after the declaration if the Determination Date in relation to that Payment Date has then passed), being a date by which the Trustee reasonably believes that the sale and distribution of the Assets of the Trust will be completed in accordance with this clause
                        2. Based on the direction of the Trust Manager, the Trustee may substitute another date as the Final Termination Date (which, if the Notes have not been redeemed in full, must be a Payment Date) if it reasonably believes that the Assets will not in fact be sold and distributed by the then Final Termination Date.

REALISATION OF ASSETS OF THE TRUST
                  2.3 Subject to clause 2.2, upon the occurrence of the Termination Date of the Trust, the Trustee, in consultation with the Trust Manager, must sell and realise the Assets of the Trust (and, in relation to the sale (other than pursuant to clause 2.5) of any Receivables forming part of the Assets of the Trust, the Trustee must obtain appropriate expert advice prior to the sale) and such sale (so far as is reasonably practicable and reasonably commercially viable) must be completed within 180 days of the Termination Date of the Trust provided that during the period of 180 days from that Termination Date:

                        (a) the Trustee must not sell the Receivables at less than an amount equal to the Repurchase Price of the Housing Loans which comprise part of the Receivables that then form part of the Assets of the Trust;

                        (b) the Trustee must not sell any Receivables unless the sale is on terms in accordance with clause 2.4; and

                        (c) the Trustee must not sell any Receivables unless it has first offered the Receivables for sale to the Seller or its nominee in accordance with clause 2.5 and the Seller or its nominee has either not accepted that offer within 90 days of that Termination Date or has accepted that offer but not paid the consideration due by the time required pursuant to clause 2.5.

CONDITIONS OF SALE DURING 180 DAYS
                  2.4 Pursuant to clause 2.3, the Trustee must not conclude a sale (other than pursuant to clause 2.5) unless:

                                                                              21
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                        (a)   any Receivables sold pursuant to that sale are
                              assigned in equity only (unless the Trustee already holds legal title to such Receivables);

                        (b) the sale is expressly subject to the Servicer's rights to be retained as Servicer of the Receivables in accordance with the terms of this deed; and

                        (c) the sale is expressly subject to the rights of the Seller Trust in respect of those Receivables pursuant to this deed and the Seller's rights (as beneficiary of the Seller Trust) in respect of those Receivables pursuant to this deed.

RIGHT OF REFUSAL
                  2.5   (a)   On the Termination Date of the Trust, the Trustee
                              is deemed to irrevocably offer to extinguish in favour of the Seller, its entire right, title and interest in the Receivables forming part of the Assets of the Trust in return for the payment to the Trustee of an amount equal to the Repurchase
                              Price (as at the Termination Date of the Trust) of the Housing Loans which comprise part of the Receivables then forming part of the Assets of the Trust.

                        (b) The Seller may verbally accept the offer referred to in clause 2.5(a) within 90 days after the Termination Date of the Trust and having accepted the offer, must pay to the Trustee, in immediately available funds, the amount referred to in clause 2.5(a) by the expiration of 180 days after the Termination Date of the Trust. If the Seller accepts such offer, the Trustee must execute whatever documents the Seller reasonably requires to complete the extinguishment of the Trustee's rights, title and interest in the Receivables then forming part of the Assets of the Trust.

                        (c) The Trustee must not sell any Receivables referred to in clause 2.5(a) unless the Seller has failed to accept the offer referred to in clause 2.5(a) within 90 days after the Termination Date of the Trust or, having accepted the offer, has failed to pay the amount referred to in clause 2.5(a) by the expiration of 180 days after the Termination Date of the Trust.

SALE AT LOWER PRICE
                  2.6 If, after the expiration of the period of 180 days from the Termination Date of the Trust, the Trustee has not sold the Receivables which form part of the Assets of the Trust for the amount determined in accordance with clause 2.3(a), the Trustee may proceed to sell such Receivables free from the prohibition contained in clause 2.4(a) and may, if necessary, sell such Receivables on the terms set out in clause 2.7 if the terms of that clause are satisfied. If any Receivables are sold for less than the price for those Receivables determined in accordance with clause 2.5(a), then any such shortfall must be allocated as provided for in clause 2.11.

CONDITIONS OF SALE AFTER 180 DAYS
                        2.7 Upon the expiration of the period of 180 days from the Termination Date of the Trust, the Trustee may, if necessary (in its reasonable


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                                                                              22
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                        opinion) sell the Receivables forming part of the Assets
                        of the Trust for an amount which is less than the Repurchase Price of the Housing Loans which comprise part of the Receivables and, in that case, the Trustee shall:

                        (a) take all necessary steps to protect the Trustee's interest in, and title to, the Receivables;

                        (b) terminate the rights and obligations of the Servicer in respect of those Receivables; and

                        (c) sell the legal and beneficial ownership in such Receivables to the prospective purchaser free of the Seller Trust and all rights of the Seller to repurchase such Receivables in accordance with this deed.

FURTHER CONDITIONS OF SALE AFTER 180 DAYS
                  2.8 If the Trustee sells the Receivables forming part of the Assets of the Trust pursuant to clause 2.7, the Trustee must include as a condition of the sale that the purchaser will:

                        (a) consent to the granting in favour of the Seller of mortgages and other Security Interests subsequent to the Mortgages assigned to the purchaser;

                        (b) enter into priority agreements with the Seller, in the form then specified in the Servicing Procedures, limiting the priority of the Mortgages and Related Securities assigned to the purchaser over any subsequent mortgages and other Security Interests held by the Seller to the then principal outstanding of the relevant Housing Loan and any interest fees and expenses on this amount; and

                        (c) use reasonable endeavours to obtain the consent of the providers of Mortgages and Related Securities assigned to the purchaser, and any other relevant person, to the grant of subsequent mortgages and other Security Interests to the Seller.

PROCEDURES PENDING WINDING-UP
                  2.9 During the period commencing on the Termination Date of the Trust and ending on the Final Termination Date:

                        (a) the Trustee, the Servicer and the Trust Manager must continue to perform their respective roles in accordance with the Master Trust Deed and this deed in respect of the Assets of the Trust;

                        (b) all Collections (if any) must continue to be deposited in the Collection Account in accordance with this deed;

                        (c) all proceeds arising from the sale of Assets of the Trust must be deposited into the Collection Account; and

                        (d) the Trustee must continue to make all payments determined and directed by the Trust Manager as required to be made in accordance with this deed.


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                                                                              23
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COSTS ON WINDING-UP OF THE TRUST
                  2.10 On the Determination Date (if applicable) prior to the Final Termination Date, the Trust Manager (in consultation with the Trustee) must in respect of the Trust make provision for all Taxes, costs, charges, expenses, claims and demands anticipated to become payable after the Final Termination Date in connection with or arising out of the administration or winding up of the Trust, including the fees of any consultants whom the Trustee, the Seller, the Servicer, the Security Trustee or the Trust Manager have employed in connection with the administration or winding up of the Trust. Such costs (if any) will be treated as an Expense of the Trust by the Trust Manager in making its determinations as to payments to be made on the Final Termination Date in accordance with clause 2.11.

CALCULATION OF FINAL DISTRIBUTIONS
                  2.11 Prior to the Final Termination Date, the Trust Manager must determine how the amounts (if any) standing to the credit of the Collection Account are to be distributed and must make such determination in accordance with the provisions of this deed for payments and allocations of any Principal Collections and Finance Charge Collections. After making such determinations the Trust Manager must notify the Trustee of the allocations and payments to be made on the Final Termination Date.

FINAL DISTRIBUTIONS
                  2.12 On the Final Termination Date determined under clause 2.2, the Trustee must make the payments that the Trust Manager directs it to make pursuant to clause 2.11.


3     ENTITLEMENT OF BENEFICIARIES
--------------------------------------------------------------------------------
ISSUE OF UNITS
                  3.1 The beneficial interest in the Trust is, on the date of this deed, represented by the issue of:

                        (a)   one Residual Capital Unit; and

                        (b)   one Residual Income Unit,

                        to the Residual Capital Unitholder and the Residual Income Unitholder, respectively, pursuant to the Notice of Creation of Trust.

                  3.2 The Trustee must evidence the issue of the Units referred to in clause 3.1 by entering each Unitholder's name in the Unit Register.

                  3.3 The holder of the Residual Capital Unit and the holder of each Residual Income Unit, issued in accordance with this clause and the Notice of Creation of Trust, hold the beneficial interest in the Trust in accordance with the Master Trust Deed and this deed.

                  3.4 A failure by the Trustee to issue a Residual Income Unit does not affect the Residual Income Unitholders' rights as beneficiary of the Trust under the Master Trust Deed and this deed.


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                                                                              24
--------------------------------------------------------------------------------
RESIDUAL CAPITAL UNIT
                  3.5   (a)   The issue price of the Residual Capital Unit was
                              the amount of $5, paid by the Residual Capital
                              Unitholder under the Notice of Creation of Trust on establishment of the Trust.

                        (b) The beneficial interest held by the holder of the Residual Capital Unit is limited to the Trust and each Asset of the Trust (other than any Asset of the Trust held on trust for the holders of Residual Income Units under clause 3.6) subject to and in accordance with the Master Trust Deed and this deed.

                        (c) The holder of the Residual Capital Unit has no right to receive distributions in respect of the Trust other than the right to receive on the Final Termination Date the entire beneficial interest of the Trust subject to the rights of holders of Residual Income Units. The Residual Capital Unit may not be redeemed at any time or in any other way.

                        (d) The Residual Capital Unit is not transferable without the written consent of the Trustee.

RESIDUAL INCOME UNIT
                  3.6   (a)   The issue price of the first Residual Income Unit
                              was the amount of $5 paid by the Residual Income
                              Unitholder under the Notice of Creation of Trust on establishment of the Trust.

                        (b) A person may, with the consent of the Trustee and the Trust Manager (whose consent may be given or withheld in their absolute discretion), become the holder of any additional Residual Income Unit by paying the issue price for the Residual Income Unit.

                        (c) The issue price of a Residual Income Unit will be the amount agreed between the Trustee, the Trust Manager and the person applying for such Residual Income Unit.

                        (d) The beneficial interest held by the holder of a Residual Income Unit is limited to the right to receive on the Final Termination Date, repayment of the issue price paid for the Residual Income Unit under clause 3.6(a) or clause 3.6(b) (to the extent funds are available therefore) and to receive distributions under clause 15 of this deed only to the extent that funds are available for distribution to the Residual Income Unitholders, provided that the Residual Income Unitholders are entitled to receive an amount of up to $1 (at the Trust Manager's discretion) in accordance with clause 15.8(a) to enable the Trust Manager to comply with its obligations under clause 31.2 of the Master Trust Deed.

                        (e) The holder of a Residual Income Unit has the right to receive distributions in respect of the Trust under the Master Trust Deed and this deed only to the extent that amounts are available for distribution under the Master Trust Deed and this deed.

                                                                              25
--------------------------------------------------------------------------------
                        (f) Each Residual Income Unit is transferable in accordance with clause 3.8.

UNIT REGISTER
                  3.7   (a)   The entitlement of any person to a Unit will be
                              evidenced by registration in the register maintained under this clause 3.7 (the "UNIT
                              REGISTER").

                        (b) The Trustee will keep the Unit Register at its office in a form that it considers appropriate (which may be electronic) and will enter the following particulars:

                              (i) the name and address of the holder of each Unit;

                              (ii) the date on which the name of the holder of each Unit is entered in the Unit Register;

                              (iii) the date on which the holder of a Unit
                                    ceases to be registered as the holder of that Unit;

                              (iv) the issue price initially paid for each Unit, and the aggregate issue price of all Units from time to time; and

                              (v) any other details which the Trustee or the Trust Manager may consider reasonably necessary or desirable.

                        (c) The holder of a Unit shall promptly notify the Trustee of any change of its name or address and the Trustee will alter the Unit Register accordingly.

                        (d) Without limiting clause 3.1, the interest of any holder in a Unit will be constituted by registration in the Unit Register.

TRANSFER OF UNITS
                  3.8   (a)  (i)    Subject to clause 3.5(d) the holder of a
                                    Unit may transfer the Unit by instrument in writing in any form approved by the Trustee.
                                    No fee will be charged on the transfer of a Unit.

                              (ii) An instrument of transfer shall be executed by or on behalf of both the transferor and the transferee.

                              (iii) A transferor of a Unit remains the holder of
                                    the Unit transferred until the transfer is registered and the name of the transferee is entered in the Unit Register in respect of the Unit.

                        (b) The instrument of transfer of a Unit must be left for registration at the address where the Unit Register on which the Unit to which the transfer relates are registered is kept. It must be left together with any information that the Trustee properly requires to show the right of the transferor to make the transfer.


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                                                                              26
--------------------------------------------------------------------------------
LIMIT ON RIGHTS
                  3.9 Each Unitholder is subject to, and bound by, the provisions of the Master Trust Deed and this deed.


4     CONSUMER CREDIT CODE
--------------------------------------------------------------------------------
RIGHT OF INDEMNITY - CONSUMER CREDIT LEGISLATION
                  4.1   (a)   Without prejudice to the right of indemnity given
                              by law to trustees, and without limiting any other provision of this deed, the Trustee will be indemnified out of the Trust, free of any set-off or counterclaim against all Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of that Trust and arising in connection with the performance of its duties or exercise of its powers under the Transaction
                              Documents in relation to the Trust.

                        (b) The Trustee's right to be indemnified in accordance with clause 4.1(a) applies notwithstanding any allegation that the Trustee has incurred any such Penalty Payment as a result of its fraud, gross negligence or wilful default or any other act or omission which may otherwise disentitle the Trustee to be so indemnified. However, the Trustee is not entitled to that right of indemnity or reimbursement to the extent that there is a determination by a relevant court of gross negligence, fraud or wilful default by the Trustee (provided that, until such determination, the Trustee is entitled to that right of indemnity or reimbursement but must, upon such determination, repay to the relevant Trust any amount paid to it under this clause 4.1).

                        (c) This clause 4.1 overrides any other provision of this deed.

                        (d) The Servicer indemnifies the Trustee, free of any set-off or counterclaim, against all Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of the Trust and arising in connection with the performance of its duties or exercise of its powers under the Transaction Documents in relation to the Trust. The Trustee may rely on others in relation to compliance with the Consumer Credit Code.

                        (e) The Trustee shall call upon the indemnity referred to in paragraph (d) before it calls upon the indemnity in paragraph (a). If any such claim is not satisfied within 3 Business Days of the claim being made, the Trustee may (without prejudice to its rights under any indemnity under paragraph
                              (d)) exercise its right of indemnity referred to in paragraph (a).

SERVICER
                  4.2 With effect on and from the Closing Date, Australia and New Zealand Banking Group Limited agrees to act as the Servicer of the Purchased Receivables and undertakes to comply with the duties and obligations imposed on it under the Master Servicer Deed and this deed.

                                                                              27
--------------------------------------------------------------------------------
                  4.3 The Trust is a Relevant Trust (as defined in the Master Servicer Deed) for the purposes of the Master Servicer Deed.


5     REPURCHASE OPTION
--------------------------------------------------------------------------------
CLEAN-UP OFFER
                  5.1 Subject to clause 5.4, at least five Business Days before each Call Option Date (but not later than the Termination Date) the Trustee, at the written request of the Trust Manager, may give notice to the Seller of an offer ("CLEAN-UP OFFER") to re-convey the Purchased Receivables to the Seller on a Call Option Date for an amount ("CLEAN-UP OFFER AMOUNT") equal to (as at the last day of the immediately preceding Interest Period) the aggregate of the Repurchase Price for each Housing Loan which comprises part of the Purchased Receivables then forming part of the Assets of the Trust as determined by the Trust Manager.

CALCULATION
                  5.2 The Trust Manager agrees to calculate the amount described in clause 5.1 and include such amount in its request to the Trustee to make a Clean-Up Offer.

ACCEPTANCE
                  5.3 Acceptance of a Clean-Up Offer may only be effected by payment in immediately available funds by the Seller to the Collection Account of the Clean-Up Offer Amount. For the avoidance of doubt, the Seller is under no obligation to accept any Clean-Up Offer.

CONSENT OF NOTE HOLDERS
                  5.4   If:

                        (a) Notes have been issued and have not been redeemed (or deemed to be redeemed) on or before a Call Option Date; and

                        (b) the Clean-Up Offer Amount is less than the amount which is sufficient to ensure that the Trustee can redeem the Total Invested Amount of all Notes (as at the Determination Date immediately preceding the Call Option Date) in full, the Trustee must, prior to giving notice to the Seller, obtain the consent by way of an Extraordinary Resolution of the Note Holders in favour of making a Clean-Up Offer for the Aggregate Stated Amount (without double counting) of all Notes.

RECONVEYANCE
                  5.5 Upon receipt of the Clean-Up Offer Amount by the Trustee in immediately available funds:

                        (a) the Trustee's entire right and interest in the Purchased Receivables is automatically extinguished; and

                        (b) the Trustee must apply the Clean-Up Offer Amount towards the redemption of the Class B Notes in accordance with clause 9.17 of this deed and the redemption of the Class A Notes in accordance with the Class A Note Conditions.


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                                                                              28
--------------------------------------------------------------------------------
CLEAN-UP AMOUNT
                        5.6 Where:

                        (a) the Total Invested Amount of all Notes on any Determination Date is less than or equal to 10% of the A$ Equivalent of the aggregate of the Initial Invested Amount of all Notes; and

                        (b) the Trustee has not been directed by the Trust Manager to redeem all of the Notes outstanding on the next Payment Date or the Trustee has been directed by the Trust Manager to redeem all of the Notes on the next Payment Date but the Trustee has insufficient funds on that Payment Date to do so, then the Trust Manager must, on that Payment Date:

                        (i) calculate the Clean-Up Amount as at the Determination Date immediately preceding that Payment Date;

                        (ii) notify the Seller, the Trustee and each Designated Rating Agency of the Clean-Up Amount and the method of its calculation; and

                        (iii) direct the Trustee to:

                              (A) as soon as practicable, establish in the name of the Trustee a bank account with an Eligible Bank;

                              (B)   deduct an amount equal to the Clean-Up
                                    Amount as at that Determination Date from the amount (if any) payable to the Residual Income Unitholders under clause 15.10(f) on that Payment Date; and

                              (C) deposit the amount deducted in accordance with clause 5.6(iii)(B) into the Clean-Up Account and hold that amount on trust for the Residual Income Unitholders until that amount is repaid to the Residual Income Unitholders in accordance with clause 5.7.

                  5.7 The Trustee must only withdraw any amount standing to the credit of the Clean-Up Account:

                        (a) if, on any Determination Date after the Payment Date referred to in clause 5.6(i), the Trustee determines that Extraordinary Expenses have been incurred by the Trustee during the immediately preceding Collection Period, to meet in whole or in part the payment or satisfaction of such Extraordinary Expenses on the next Payment Date; and

                        (b)   upon the first to occur of:

                              (i) the date on which all Notes have been fully and finally redeemed in accordance with the Master Trust Deed and this deed; and

                              (ii)  the Termination Date of the Trust,

                                                                              29
--------------------------------------------------------------------------------
                        to pay the amount standing to the credit of the Clean-Up Account to the Residual Income Unitholders.

                  5.8 The Trustee must on the Business Day immediately following the date of any withdrawal made by it in accordance with clause 5.7, notify the Trust Manager of the amount of any such withdrawal.

                  5.9 The Trust Manager must, on each Payment Date, notify the Residual Income Unitholders of any withdrawal made by the Trustee under clause 5.7.


6     RECEIVABLES
--------------------------------------------------------------------------------
REQUIREMENT TO SATISFY
                  6.1 Each Receivable to be purchased by the Trustee must satisfy the Eligibility Criteria.

ELIGIBILITY CRITERIA
                  6.2 The Eligibility Criteria in respect of each Receivable for the Trust are as follows:

                        (a)   it is a Housing Loan;

                        (b) it was advanced and is repayable in Australian dollars;

                        (c) the term of the related Housing Loan does not exceed 30 years;

                        (d) the related Housing Loan is fully drawn (other than to the extent to which Redraws are available to the Debtor under such Housing Loan) as at the relevant Cut-Off Date;

                        (e) the related Housing Loan is secured by a Mortgage over Land which is either:

                              (i)   a first ranking registered mortgage; or

                              (ii)  a second ranking registered mortgage where:

                                    (A)  there are two registered mortgages over
                                         the Land securing the Housing Loan and
                                         the Seller is the first mortgagee; and

                                    (B)  the first ranking registered mortgage
                                         is also being acquired by the Trustee;

                        (f) the Land subject to the related Mortgage has erected on it a residential dwelling which is not under construction;

                        (g) the related Housing Loan is covered by a Mortgage Insurance Policy providing for 100% cover of principal and interest losses in respect of the Housing Loan;

                        (h) the sale of the Receivable does not contravene or conflict with any law;

                                                                              30
--------------------------------------------------------------------------------
                        (i) it is not a Defaulted Housing Loan as at the relevant Cut-Off Date;

                        (j) it has a total principal amount outstanding of no more than A$500,000 as at the Cut-Off Date;

                        (k) it is, or will by the Closing Date be, duly stamped or taken by the relevant stamp duties authority to be duly stamped with all applicable stamp duty; and

                        (l) the related Housing Loan has a LVR of less than or equal to 95%.

                  6.3 The Trustee is not required to investigate whether any Receivable satisfies the Eligibility Criteria and is not liable to any person in any manner whatsoever if any Receivable does not satisfy the Eligibility Criteria.

SERVICER MAY RELEASE RELATED SECURITY
                  6.4 The Servicer may release a Related Security securing a Purchased Receivable where:

                        (a) that Purchased Receivable is secured by more than one Related Security; and

                        (b) the release of such a Related Security will not result in the LVR of the relevant Purchased Receivable (as calculated at the date of the release) exceeding the LVR as at the date of origination.


7     THE CUSTODIAN
--------------------------------------------------------------------------------
                  7.1 The Trustee (at the direction of the Trust Manager) appoints the Custodian to hold the Title Documents in respect of the Receivables and Related Securities forming the Assets of the Trust on behalf of the Trustee until a Custodian Transfer Event occurs. The Custodian may appoint a person as its agent to hold any Title Documents. The Custodian will be liable for the acts or omissions of any such agent.

STANDARD
                  7.2 The Custodian's duties and responsibilities in its capacity as custodian under this deed are to:

                        (a) hold as custodian under and in accordance with this deed each Title Document that it may receive on behalf of the Trustee pursuant to a Transaction Document in accordance with its standard safe-keeping practices and in the same manner and to the same extent as it holds its own documents;

                        (b) ensure that each Title Document is capable of identification and is kept in a separate file in a secure vault; and

                        (c) cure any exceptions or deficiencies noted by the Auditor of the Trust in a Document Custody Audit Report (to the extent it relates to information provided by the Custodian where any

                                                                              31
--------------------------------------------------------------------------------
                              exception or deficiencies relate to items reviewed by the Auditor described in clause 7.5(b)).

TRANSFER OF CUSTODY
                  7.3 If a Title Perfection Event or Custodian Transfer Event occurs, then the provisions of clauses 7.10 and 7.12 of this deed will apply and, if applicable, the Trustee may terminate the appointment of the Custodian as custodian under this clause 7.

INFORMATION INDEMNITY
                  7.4 If the Custodian is requested to provide information in its possession to enable the Servicer to complete any Servicer's Statement or any computer diskette or separate statement accompanying a Servicer's Statement and the Custodian does not supply that information and as a result the Trustee is unable (when entitled to do so under this deed and the Master Trust Deed) to lodge and register Transfers upon the occurrence of a Title Perfection Event, then the Custodian indemnifies the Trustee (whether for its own account or for the account of the Note Holders) for all actions, loss, damage, costs, charges and expenses suffered as a result.

AUDITOR REVIEW
                  7.5 The Trust Manager must retain the Auditor of the Trust to conduct periodic reviews (at the intervals determined in accordance with clause 7.8) in respect of the Custodian's role as custodian under this deed. The Auditor must review:

                        (a)   the custodial procedures adopted by the Custodian;
                              and

                        (b) the accuracy of information in respect of the Purchased Receivables contained in the most recent Servicer's Statement or on computer diskette or separate statement accompanying the most recent Servicer's Statement.

                  7.6   (a)   In respect of the review referred to in clause
                              7.5(a), the Trust Manager must instruct the Auditor of the Trust that its review should consist of reporting on whether:

                              (i)   the Purchased Receivables and Related
                                    Securities forming part of the Assets of the Trust are capable of identification and are distinguishable from the other assets of the Custodian;

                              (ii) controls exist such that the Title Documents relating to such Purchased Receivables and Related Securities may not be removed or tampered with except with appropriate authorisation; and

                              (iii) an appropriate tracking system is in place
                                    and such that the location of the security packets containing the Title Documents in respect of the Purchased Receivables and Related Securities of the Trust can be detected at any time and the location of the Title Documents can be detected at any time.


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                                                                              32
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                        (b)   In respect of the review referred to in clause
                              7.5(b), the Trust Manager must instruct the Auditor of the Trust to review a sample of security packets containing the Title Documents in respect of the Purchased Receivables and Related Securities then forming part of the Assets of the Trust to determine whether they contain the following:

                              (i) an original counterpart of the corresponding Mortgage and each Related Security; and

                              (ii) the certificate of title (if any) in respect of the Land the subject of the Mortgage.

                        If such security packets do not contain any of the foregoing, the Auditor must determine if there is any adequate explanation regarding the documents not in the security packets or whether the security packets or the Custodian's records indicate the location of the missing documents. The Trust Manager must instruct the Auditor to confirm (after having conducted the above review) the accuracy of the information in respect of the Purchased Receivables and Related Securities contained in the Servicer's Statement and the computer diskette referred to in clause 7.5(b).

DOCUMENT CUSTODY AUDIT REPORT
                  7.7 The Trust Manager must instruct the Auditor of the Trust to provide a document custody audit report ("DOCUMENT CUSTODY AUDIT REPORT") to the Trustee in which the Auditor, based on its reviews referred to in clauses 7.5 and 7.6, specifies a grade of the overall custodial performance by the Custodian, based on the following grading system:

                        (a) excellent - all control procedures and accuracy of information in respect of Purchased Receivables testing completed without exception;

                        (b)   good - minor exceptions noted;

                        (c)   improvement required:

                              (i) base internal controls are in place but a number of issues were identified that need to be resolved for controls to be considered adequate; and/or

                              (ii) testing of the information in respect of Purchased Receivables identified a number of minor exceptions which are the result of non-compliance with the control system;

                        (d) adverse - major deficiencies in internal controls were identified. Cannot rely on the integrity of the information in respect of Purchased Receivables in the Servicer's Statement and in the diskettes referred to in clause 7.5(b).

TIMING OF DOCUMENT CUSTODY AUDIT REPORTS
                  7.8 The Trust Manager must instruct the Auditor of the Trust to prepare a Document Custody Audit Report annually on 31 March of each year


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                                                                              33
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                        during which any Notes are outstanding (or such other
                        period as may be agreed by the Trust Manager, the Trustee and each Designated Rating Agency). The Trust Manager must require the Auditor to deliver a copy of each such Document Custody Audit Report to the Trust Manager, the Custodian and the Seller (if not the Custodian).

ADVERSE DOCUMENT CUSTODY AUDIT REPORT
                  7.9 If the Auditor issues a Document Custody Audit Report which has a finding of "Adverse", the Trustee must instruct the Auditor to conduct a further Document Custody Audit Report no sooner than 2 months but no later than 4 months after the date of receipt by the Trustee of the "Adverse" Document Custody Audit Report. The Trust Manager must instruct the Auditor to deliver the further Document Custody Audit Report to the Trustee, with a copy to the Trust Manager, the Custodian and the Seller (if not the Custodian).

CUSTODIAN TRANSFER EVENT
                        7.10 Upon:

                        (a) the occurrence of an Insolvency Event in respect of the Custodian; or

                        (b) the receipt of a further Document Custody Audit Report pursuant to clause 7.9 which is "Adverse",

                        a Custodian Transfer Event occurs. The Trust Manager must immediately upon becoming actually aware of a Custodian Transfer Event deliver a notice to the Custodian of the occurrence of a Custodian Transfer Event. Upon receipt of such notice the Custodian, as soon as reasonably practicable following its receipt of the notice, must transfer custody of the Title Documents relating to the Purchased Receivables then forming part of the Assets of the Trust held by it to the Trustee or another custodian nominated by the Trustee.

                  7.11 The obligations to deliver Title Documents under this clause do not extend to such documents which the Custodian can prove, to the reasonable satisfaction of the Trustee, are deposited with a solicitor (acting on behalf of the Servicer), a land titles office, a stamp duties office, any other Governmental Agency or any other person to whom the Custodian is directed to deliver such documents by the Trust Manager. The Custodian must provide a list of such documents to the Trustee together with any which have been lost within 10 Business Days of the above notice having been received by it. In respect of Title Documents that are so deposited, the Custodian must deliver these to the Trustee immediately upon receipt from the solicitor or relevant office and, in respect of Title Documents that are lost, the Custodian must take all reasonable steps satisfactory to the Trustee to promptly replace such Title Documents.

FAILURE TO COMPLY WITH CLAUSE 7.10
                  7.12 If the Custodian does not comply with the requirements of clauses 7.10 and 7.11 within the specified time limits, the Trustee must (unless the Trustee is satisfied, in its absolute discretion, that the Custodian has used its best endeavours to deliver the Title Documents and has made appropriate arrangements for the remaining Title Documents to be


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                                                                              34
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                        delivered in accordance with clause 7.10 within a
                        reasonable period as determined by the Trustee (but in any event no longer than 10 Business Days from the date that they were due to be delivered in accordance with clause 7.10)) to the extent to which it has information available to it at the time:

                        (a) execute and lodge caveats in respect of all Land or Mortgages (as the case may be) for which all Title Documents in respect of the Trust have not been delivered; and

                        (b) initiate legal proceedings to take possession of the Title Documents in respect of the Trust that have not been delivered;

                        and to the extent that the Trustee cannot do so, as a result of not having information available to it to do so to the extent the Custodian has customarily provided or is required to provide that information under clause 7.4, the indemnity in clause 7.4 applies.

INDEMNITY
                  7.13 The Custodian indemnifies the Trustee against all loss, costs, damages, charges and expenses incurred by the
                        Trustee:

                        (a) as a result of the occurrence of a Custodian Transfer Event (provided that where the Custodian Transfer Event relates to the matters described in clause 7.5(b) such indemnity is only given in connection with information actually requested or provided by the Custodian); or

                        (b) in connection with the Trustee taking the action referred to in clauses 7.11 or 7.12;

                        including all registration fees, stamp duty, legal fees (charged at the usual commercial rates of the relevant legal services provider) and disbursements, and the cost of preparing and transmitting all necessary documentation.

TRUSTEE TO CO-OPERATE WITH SERVICER
                  7.14 If the Trustee or Custodian holds any Title Document and if the Trustee or Custodian (as the case may be) receives from the Servicer an undertaking to return the Title Documents to the Trustee or the Custodian (as the case may be), the Trustee or Custodian (as the case may
                        be) must release to the Servicer from time to time such Title Documents as are reasonably required by the Servicer to perform its obligations as Servicer under this deed and the Master Servicer Deed. The Custodian and the Trustee are under no duty to investigate whether the documents requested by the Servicer are reasonably required by the Servicer to perform its obligations as Servicer.

TRUSTEE'S DUTY WHILE HOLDING TITLE DOCUMENTS
                  7.15 While the Trustee holds any Title Documents, it must hold them in accordance with its standard safekeeping practices and in the same manner and to the same extent as it holds equivalent mortgage documents as trustee.


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REAPPOINTMENT OF THE CUSTODIAN AS CUSTODIAN
                  7.16  If following a Custodian Transfer Event:

                        (a) the Trustee is satisfied, notwithstanding the occurrence of the Custodian Transfer Event, that the Custodian is an appropriate person to act as custodian of the Title Documents; and

                        (b) the Designated Rating Agency confirms that the appointment of the Custodian to act as custodian of the Title Documents will not result in an Adverse Rating Effect,

                        then the Trustee may by agreement with the Custodian appoint it to remain as custodian of the Title Documents upon such terms as are agreed between the Trustee and the Custodian and approved by the Trust Manager.


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                                                                              36
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PART 3 - THE NOTES

8     PURPOSE
--------------------------------------------------------------------------------
PURPOSE
                  8.1 Subject to clause 8.2, the Trustee must, as directed by the Trust Manager, use the proceeds of all Notes and all payments received from each Currency Swap on the Closing Date to fund the acquisition of Receivables (or to fund Authorised Investments to be acquired with any surplus of the proceeds and payments over the amount required to fund the acquisition of the Receivables, such surplus created due to the size of the parcels of Notes to be issued) or for any other purpose agreed between the Trustee and the Trust Manager (and which each Designated Rating Agency confirms in writing will not have an Adverse Rating Effect).

CRITERIA
                  8.2 Notwithstanding any other provision of the Transaction Documents in respect of the Trust, the Trust Manager must not direct the Trustee to issue Notes under this deed to acquire, or invest in, any Receivables or to reimburse the Seller in respect of Redraws unless such Receivables satisfy the Eligibility Criteria. In this regard, the Trust Manager is entitled to rely upon a representation and warranty from the Seller that such Receivables satisfy the Eligibility Criteria.

GENERAL
                  8.3 The Trustee (at the direction of the Trust Manager) may issue Notes, for the purposes set out in clause 8.1 in accordance with this deed.


9     TERMS OF ISSUE OF THE NOTES
--------------------------------------------------------------------------------
NOTES TO BE ISSUED

                  9.1 The Trustee will, subject to satisfaction of the conditions precedent described in clause 9.1 of the Master Trust Deed, and on the direction of the Trust Manager, issue two classes of Notes as follows:

                        (a) the Class A Notes (including any Class A Tranches); and

                        (b)   the Class B Notes (including any Class B
                              Tranches).

FORM, CONSTITUENT DOCUMENTS AND DENOMINATION OF THE NOTES
                  9.2   (a)   (BEARER NOTES): If the Class A Notes or the Class
                              B Notes are issued in the form of Bearer Notes, then the Class A Notes and/or the Class B Notes
                              (as the case may be) will be:

                              (i)   in book-entry form, without coupons;

                              (ii)  upon issue represented by one or more
                                    Book-Entry Notes (and interests in such
                                    Book-Entry Notes may be exchanged for
                                    Definitive Notes in the circumstances set out in the Note Trust Deed); and

                              (iii) constituted, issued and authenticated
                                    pursuant to the Note Trust Deed and will be denominated in US$.


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                                                                              37
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                        (b)   (REGISTERED NOTES): If the Class A Notes or the
                              Class B Notes are issued in the form of Registered Notes, then the Class A Notes and/or the Class B Notes (as the case may be) will, upon issue, be in the form of registered debt securities, will be constituted pursuant to the Master Trust Deed and this deed and will be denominated in A$. Such
                              Class A Notes or Class B Notes are direct, secured, limited recourse obligations of the Trustee.

TRANCHES OF CLASS A NOTES AND CLASS B NOTES
                  9.3 The Trustee may, at the direction of the Trust Manager contained in a Tranching Notice delivered to the Trustee not less than 10 Business Days before the proposed Issue Date, issue any number of sub-classes of Class A Notes (each a "CLASS A TRANCHE") or Class B Notes (each a "CLASS B TRANCHE") (as the case may be). Each sub-class shall be designated as follows:

                        (a) in the case of sub-classes of Class A Notes, "Class A#"; and

                        (b) in the case of sub-classes of Class B Notes, "Class B#".

                  9.4 Each Tranching Notice shall contain the following information:

                        (a) the proposed number of Class A Tranches or Class B Tranches (as the case may be);

                        (b) the proposed amounts of each Class A Tranche or Class B Tranche (as the case may be);

                        (c) any preferential entitlement to repayment of principal proposed in respect of the Class A Tranches or the Class B Tranches (as the case may be) and the extent of such entitlement; and

                        (d) the proposed Issue Date in relation to the Class A Tranches or Class B Tranches (as the case may be).

                  9.5 If the Trustee, at the direction of the Trust Manager, determines not to issue sub-classes of Class A Notes or Class B Notes (as the case may be), then any references to a "Class A Tranche" or a "Class B Tranche" (as the case may be) in any Transaction Document shall be disregarded and shall be deemed to be a reference to a "Class A Note" (or "Class A Notes") or a "Class B Note" (or "Class B Notes") (as appropriate). In such circumstances, all Class A Notes or Class B Notes (as the case may be) shall rank equally and ratably as between themselves as regards the payment of interest and principal.

                  9.6 Each sub-class of Class A Notes or Class B Notes shall rank equally and rateably with any other Class A Notes or Class B Notes (as the case may be), except that prior to an Event of Default, amongst the sub-classes of Class A Notes or Class B Notes some of those sub-classes may be issued with a preferential entitlement to repayment of principal in an order determined by the Trust Manager and specified in the direction given to the Trustee under clause 9.3 and clause 9.4.


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INITIAL INVESTED AMOUNT OF THE NOTES
                  9.7   (a)   (CLASS A NOTES): Each Class A Note on its issue
                              will have an Initial Invested Amount as set out on the face of that Class A Note and will be issued at par value.

                        (b) (CLASS B NOTES): Each Class B Note on its issue will have an Initial Invested Amount as set out in the Register of Note Holders for the Class B Notes and will be issued at par value.

INTEREST ON THE CLASS A NOTES
                  9.8 Each Class A Note will accrue interest, and such interest will be calculated and payable, in accordance with the Class A Note Conditions.

INTEREST ON THE CLASS B NOTES
                  9.9 Each Class B Note will have interest payable in respect of each Interest Period calculated:

                        (a) at the Class B Note Interest Rate for that Class B Note for that Interest Period;

                        (b) on the Invested Amount of that Class B Note on the first day of that Interest Period (after taking into account any reduction in the Invested Amount of that Class B Note on that day); and

                        (c) on the basis of the actual number of days in that Interest Period and a year of 365 days,

                        and payable in arrears on each Payment Date.

                        Each Class B Note will cease to accrue interest from the date upon which the Class B Note is redeemed in accordance with clause 9.11(b), unless upon such date, payment is improperly withheld or refused in which case the Class B Note will continue to accrue interest in accordance with this deed (both before and after judgment) until but excluding the earlier of the day on which all sums due in respect of the Class B Note up to that day are received by or on behalf of the relevant Note Holder and the seventh day after notice is given to the Note Holder that such payment will be made, provided that such payment is in fact made on that day.

OVERDUE INTEREST
                  9.10  (a)   (CLASS A NOTES): If interest is not paid in
                              respect of a Class A Note on the date when due and payable in accordance with the Class A Note
                              Conditions, the unpaid interest will in turn bear interest in accordance with the Class A Note
                              Conditions.

                        (b) (CLASS B NOTES): If any interest is not paid in respect of a Class B Note on the date when due and payable in accordance with this deed (but without regard to any limitation herein contained) that unpaid interest will in turn bear interest at the Class B Note Interest Rate from time to time applicable for the relevant Class B Note until (but excluding) the date on which the unpaid interest is paid in accordance with clause 15.8(g).


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                                                                              39
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REDEMPTION
                  9.11  (a)   (CLASS A NOTES) The Class A Notes will be redeemed
                              (or deemed to be redeemed) in accordance with the Class A Note Conditions.

                        (b) (CLASS B NOTES) Each Class B Note will be fully and finally redeemed, and the obligations of the Trustee with respect to the payment of the Invested Amount of that Class B Note will be fully and finally discharged, on the first to occur of:

                              (i) the date upon which the Invested Amount of that Class B Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including, but not limited to, the exercise by the Trustee of the Clean-Up Option);

                              (ii) if the Stated Amount in relation to the Class B Note is less than the Invested Amount in relation to the Class B Note, the date on which the Stated Amount of that Class B Note is reduced to zero and all accrued but previously unpaid interest is paid in full (including, but not limited to, the exercise by the Trustee of the Clean-Up Option);

                              (iii) the date upon which the relevant Note Holder
                                    renounces all of its rights to any amounts payable under or in respect of that Class B Note;

                              (iv)  the Final Maturity Date; and

                              (v) the date upon which the Trustee completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed and this deed and the proceeds of such sale and realisation are applied, to the extent available, to repay the Invested Amount plus any accrued, but unpaid, Class B
                                    Note Interest Amount in respect of that
                                    Class B Note in accordance with the Master
                                    Trust Deed or this deed.

                        Each Class B Note redeemed in full (or deemed to be redeemed in full) pursuant to this deed will be cancelled and may not be resold or reissued.

TRUSTEE'S COVENANT TO THE NOTE HOLDERS
                  9.12 Subject to the terms of the Master Trust Deed and this deed, the Trustee:

                        (a) acknowledges to each Note Holder its indebtedness in respect of the Invested Amount of each Note; and

                        (b)   covenants for the benefit of each Note Holder:

                              (i) to make all payments of interest in respect of the Notes held by the Note Holder on each Payment Date;


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                                                                              40
--------------------------------------------------------------------------------
                              (ii) to comply with the terms of this deed and the Transaction Documents to which it is a party; and

                              (iii) to pay the Stated Amount, together with all
                                    then accrued but unpaid interest, in
                                    relation to the Notes held by the Note
                                    Holder on the Final Maturity Date.

                        Subject to this deed (and in the case of the Class A Notes the Class A Note Conditions), no amount of principal will be paid in respect of a Note in excess of the Stated Amount of that Note.

REGISTER OF NOTE HOLDERS
                  9.13 The Trustee shall keep an up to date Register of Note Holders in respect of the Class B Notes in accordance with Schedule 1. The Register of Note Holders may be maintained in electronic form.

TRANSFER AND TRANSMISSION OF NOTES
                  9.14  (a)   (TRANSFER OF CLASS B NOTES IN ACCORDANCE WITH
                              CORPORATIONS LAW): A Note Holder is only entitled to transfer a Class B Note if the offer of the Class B Note for sale, or the invitation to purchase the Class B Note, to the proposed transferee by the Note Holder is an offer or invitation that does not need disclosure to investors under Part 6D.2 of Chapter 6 of the Corporations Law and otherwise complies with the Corporations Law and if the transfer of the Class
                              B Note complies with Schedule 2.

                        (b) (REGULATION S): A Class B Note may not be offered or sold within the United States of America or to, or for the account or benefit of, United States persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this clause 9.14(b) have the meaning given to them by Regulation S under the Securities Act.

TAXATION
                  9.15 All payments in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Trustee (or, in the case of the Class A Notes, any Paying Agent) is required by any applicable law to make such a withholding or deduction. In that event the Trustee (or, in the case of the Class A Notes, any Paying Agent) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Trustee nor any such Paying Agent will be obliged to make any additional payments in respect of the relevant Notes in relation to the withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Trustee will notify the Note Trustee or the relevant Note Holders in the manner required by the Transaction Documents.

ROUNDING OF PAYMENTS
                  9.16 Except as otherwise specified in this deed, all payments in respect of a given currency will be rounded to the nearest cent of that currency.


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                                                                              41
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CALL OPTION
                  9.17  (a)   The Trustee will, subject to the other provisions
                              of this deed, when directed by the Trust Manager
                              (at the Trust Manager's option), redeem all, but not some only, of the Notes at their then Invested
                              Amount (without double counting), subject to the following, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any Call
                              Option Date.

                        (b) Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount on a Call Option Date, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution of the Note Holders.

                        (c) The Trustee must not redeem the Notes unless it is in a position on the relevant Call Option Date to repay the then Invested Amounts or the Stated Amounts (without double counting), as required, of the Notes together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Global Master Security Trust Deed and this deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

REDEMPTION FOR TAXATION OR OTHER REASONS
                  9.18  (a)   If the Trust Manager satisfies the Trustee (and,
                              in the case of the Class A Notes, the Note
                              Trustee) immediately prior to giving the direction referred to below that by virtue of either a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Trustee becomes subject (a "RELEVANT
                              JURISDICTION"), or a change in the application or official interpretation thereof, from that in effect on the Closing Date, either:

                              (i) on the next Payment Date the Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes including corresponding payments under any Currency Swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

                              (ii) on the next Payment Date the total amount payable in respect of interest in relation to any of the Receivables for a Collection Period ceases to be receivable (whether or not actually received) by the Trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction,


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                                                                              42
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                                    and, in each case, such obligation cannot be
                                    avoided by the Trustee taking reasonable measures available to it, the Trustee must, when so directed by the Trust Manager (at the Trust Manager's option), redeem all, but not some only, of the Notes on any subsequent Payment Date at their then Invested Amount (without double counting), subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. Notwithstanding the foregoing, the Trustee may redeem the Notes at their Stated Amount, instead of at their Invested Amount (without double counting), together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution of the Note
                                    Holders.

                        (b) The Trust Manager will not direct the Trustee to, and the Trustee will not, so redeem the Notes unless the Trustee is in a position on such Payment Date to repay in respect of the Notes their then Invested Amount or Stated Amount (without double counting), as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Global Master Security Trust Deed and this deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust was enforced.

                        (c) This clause is subject to the Class A Notes Conditions in respect of the Class A Notes.

                  9.19 For the purpose of any redemption under clauses 9.17 and 9.18, the Trustee may rely on any certificate from an Authorised Officer of the Trust Manager that the Trustee will be in a position to repay the Notes at their then Invested Amount or Stated Amount (without double counting), as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Global Master Security Trust Deed and this deed to be paid in priority to or equally with the Notes as if the Deed of Charge in respect of the Trust were enforced.

NOTIFICATION OF EARLY REDEMPTION TO THE UNITED KINGDOM LISTING AUTHORITY
                  9.20  The Trust Manager must, in accordance with listing rule
                        15.15 of the listing rules made in accordance with the Financial Services Act 1986 (UK) and no later than 7.30am on the Business Day following the day on which the Class A Notes are redeemed in accordance with clauses 9.17 or 9.18, notify the United Kingdom Listing Authority of such redemption. The notification must state the amount of Class A Notes redeemed, that no Class A Notes remain outstanding and that the Class A Notes are to be cancelled.


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                                                                              43
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10    CONDITIONS PRECEDENT
--------------------------------------------------------------------------------
CONDITIONS PRECEDENT TO THE ISSUE OF NOTES
                  10.1 The obligation of the Trustee to issue Notes is subject to:

                        (a) (CONSTITUTION) receipt by the Trust Manager of a certified copy of the constitution of the Seller and the Servicer;

                        (b) (TRANSACTION DOCUMENTS) receipt by the Trust Manager of a certified copy of each executed and (where relevant) stamped Transaction Document;

                        (c) (RATING) confirmation from each Designated Rating Agency that the Class A Notes have been assigned a provisional rating of AAA (in the case of S&P and Fitch) and AAA (in the case of Moody's) and the Class B Notes have been assigned a provisional rating of AA- (in the case of S&P and Fitch only);

                        (d) (DISKETTE) delivery to the Trustee from the Seller of a computer diskette containing:

                              (i) a list of the offices (including addresses and telephone numbers) at which the Title Documents relating to the Purchased Receivables are retained;

                              (ii)  the name and address of the Debtor in
                                    respect of each Purchased Receivable;

                              (iii) the account number of each Purchased
                                    Receivable; and

                              (iv) such other information in respect of the Purchased Receivables as is agreed between the Seller and the Trustee;

                        (e) (SEGREGATION) delivery to the Trustee from the Seller of a letter which explains how the security packets containing the Title Documents are marked or segregated so as to enable the Trustee to identify those security packets when at the premises of the Custodian where the security packets are stored;

                        (f) (POWER OF ATTORNEY) delivery to the Trustee from the Seller of each Power of Attorney;

                        (g)   (LEGAL OPINIONS) receipt by the Trust Manager of:

                              (i)   a legal opinion from Mallesons Stephen
                                    Jaques, in relation to the obligations of the Trust Manager, the Seller, the Servicer, the Custodian, the Liquidity Facility Provider, the Redraw Facility Provider, Australia and New Zealand Banking Group Limited as a Currency Swap Provider, the Basis Swap Provider and the Fixed Rate Swap Provider under the Transaction Documents to which they are bound;

                              (ii)  a legal opinion from Mallesons Stephen
                                    Jaques in relation to the tax neutrality of the Trust;


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                                                                              44
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                              (iii) a legal opinion from Henry Davis York, in
                                    relation to the obligations of the Trustee and the Security Trustee under the Transaction Documents to which they are bound;

                              (iv) a legal opinion from Sidley Austin Brown & Wood LLP, in relation to the validity and enforceability of the obligations of the Seller, the Trustee and the Trust Manager in relation to the Transaction Documents which are expressed to be governed by the laws of New York and as to certain other matters of United States law;

                              (v) a legal opinion from Emmett, Marvin and Martin LLP as to the due execution by The Bank of New York of the Transaction Documents to which it is a party;

                              (vi) an opinion in respect of each Currency Swap Provider in relation to the validity and enforceability of the obligations of each Currency Swap Provider under each Currency Swap; and

                              (vii) a legal opinion from Hickson Wisewoulds as
                                    to the due execution by PMI Mortgage
                                    Insurance Ltd of the Transaction Documents to which it is a party and in relation to the obligations of PMI Mortgage Insurance Ltd under the Transaction Documents to which it is bound.

                        The Trust Manager must provide confirmation to the Trustee upon its receipt of such documents.


11    REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
                  11.1 Each of the Trustee, the Servicer, the Custodian and the Trust Manager represents and warrants to each other (but with respect to itself only) as follows:

                        (a) (INCORPORATION) it is validly incorporated and existing under the laws pursuant to which it purports to have been incorporated;

                        (b) (CORPORATE POWER) it has the corporate power to own its assets and to carry on its business as it is now being conducted and the business proposed to be conducted under this deed;

                        (c) (POWER) it has full power and authority to enter into and perform its obligations under this deed and each of the Transaction Documents to which it is a party;

                        (d) (ALL ACTION TAKEN) it has taken all necessary internal corporate action to authorise the execution, delivery and performance of this deed and each of the Transaction Documents to which it is


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                                                                              45
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                              a party in accordance with their respective terms
                              and no additional approval or consent of any person is required;

                        (e) (VALIDITY OF OBLIGATIONS) this deed and each of the Transaction Documents to which it is a party constitute legal, valid and binding obligations of it and, subject to any necessary stamping and registration and to doctrines of equity and laws and defences generally affecting creditors' rights, are enforceable in accordance with their respective terms;

                        (f) (NO VIOLATION) the execution, delivery and performance by it of this deed and each of the Transaction Documents to which it is a party does not and will not violate in any respect any material provision of:

                              (i) any law, regulation, authorisation, ruling, consent, judgement, order or decree of any Governmental Agency which is binding upon it or any of its assets;

                              (ii)  the constitution or other constituent
                                    documents of it; or

                              (iii) any Encumbrance or document which is binding
                                    upon it or any of its assets,

                              and (except, in the case of the Trustee and the Servicer, in respect of the Deed of Charge) does not and will not result in:

                              (iv)  the creation or imposition of any
                                    Encumbrance or restriction of any nature on any of its assets under the provision of; or

                              (v) the acceleration of the date of payment of any obligation existing under,

                              any Encumbrance or document which is binding upon it or its assets;

                        (g)   (AUTHORISATIONS) it has obtained all
                              Authorisations necessary for it to enter into, and perform its obligations under, the Transaction Documents and such Authorisations remain in full force and effect.

TRUSTEE REPRESENTATIONS AND WARRANTIES
                  11.2 Without limiting the representations and warranties provided in clause 11.1, the Trustee represents and warrants to the Trust Manager, the Custodian and the Servicer that:

                        (a) (CREATION OF TRUST) the Trust has been validly created;

                        (b) (APPOINTMENT OF TRUSTEE) it has been validly appointed as the trustee of the Trust;

                        (c) (SOLE TRUSTEE) it is the sole trustee of the Trust;


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                                                                              46
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                        (d)   (TRUST POWER) it has power under the Transaction
                              Documents to enter into, perform and comply with its obligations, and to carry out the transactions contemplated by, this deed;

                        (e) (NO REMOVAL) as far as it is aware, there are no proceedings to remove it as trustee of the Trust; and

                        (f) (VESTING DATE) the vesting date has not occurred in respect of the Trust.

SELLER REPRESENTATIONS AND WARRANTIES
                  11.3 The Seller represents and warrants to the Trustee that the following will be true and correct in relation to each Receivable specified in the Sale Notice as at the Cut-Off Date:

                        (a) the Seller did not enter into the Receivable in contravention with any applicable law in a manner which would result in a Material Adverse Effect;

                        (b) the Receivable is enforceable in accordance with its terms against the relevant Debtor;

                        (c)   the Receivable satisfies the Eligibility Criteria;

                        (d) at the time the Seller entered into the Receivable, it did so in good faith;

                        (e) no Debtor was required to open or maintain a deposit account with the Seller in relation to or as a precondition of entering into the Receivable;

                        (f) at the time that the Seller entered into the Receivable, the Receivable was originated in the ordinary course of the Seller's business and since then the Seller has, in respect of that Receivable, complied with the Servicing Procedures;

                        (g) at the time the Seller entered into the Receivable, it had not received any notice of the insolvency or bankruptcy of the Debtor or that the Debtor did not have the legal capacity to enter into the Receivable;

                        (h) the Seller is the sole legal and beneficial owner of the Receivable and to its knowledge no Encumbrance exists in relation to its right, title and interests in the Receivable;

                        (i) it holds, in accordance with the Servicing Procedures, all documents necessary to enforce the provisions of, and the security created by, the Receivable and each Related Security (if any);

                        (j) other than in respect of priorities granted by statute, it has not received notice from any person that claims to have an Encumbrance ranking in priority to or equal with the Receivable or Related Security;


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                                                                              47
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                        (k)   except if the Receivable is subject to a fixed
                              rate of interest at any time and except as may be provided by applicable laws or any Binding Provision, the interest payable on the Receivable is not subject to any limitation and no consent, additional memoranda or other writing is required from the Debtor to give effect to a change in the interest rate payable on the Receivable and any change will be effective on notice being given to the Debtor in accordance with the terms of the Receivable;

                        (l) it is lawfully entitled to assign the Receivable upon the terms and conditions of the Sale Notice and no consent to the sale and assignment of the Receivable or notice of that sale and assignment is required to be given by or to any person including, without limitation, any Debtor;

                        (m) at the time the Seller entered into the Receivable, all necessary steps were taken to ensure that the related Mortgage complied with all legal requirements applicable at that time to be:

                              (i)   a first ranking registered mortgage;

                              (ii) where the Seller already held the first ranking registered mortgage, a second ranking registered mortgage,

                              (subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or otherwise), in either case secured over Land, subject to stamping and registration in due course;

                        (n) upon the acceptance of the offer contained in the Sale Notice, beneficial ownership of the Receivable will vest in the Trustee free and clear of all Encumbrances; and

                        (o) the sale of the Receivable will not be held by a court to constitute a transaction at an undervalue, a fraudulent conveyance or a voidable preference under any insolvency laws.


12    PAYMENTS
--------------------------------------------------------------------------------
MANNER
                  12.1 The Trustee and the Servicer will make all payments under this deed:

                        (a) in immediately available funds (unless otherwise agreed) to the account specified by the payee, in either case, by 4.00 pm (Melbourne time) on the due date;

                        (b)   without set-off, counterclaim or other deduction;
                              and

                        (c)   in accordance with this deed.


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                                                                              48
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CLEARED FUNDS
                  12.2 Notwithstanding any other provision of this deed, where the proceeds of a payment due to the Trustee on a day are required to be applied by the Trustee towards some other payment due on the same day, the payment to the Trustee must be made in immediately available funds in sufficient time to allow the Trustee to make that other payment and the Trustee will have no obligation to make the other payment until the first payment has been made.

                                                                              49
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PART 4 - PRINCIPAL AND INCOME DETERMINATIONS AND PAYMENTS

13    COLLECTIONS
--------------------------------------------------------------------------------
ESTABLISHMENT OF COLLECTION ACCOUNT WITH SERVICER
                  13.1 Immediately following the date of constitution of the Trust, the Trustee must establish the Collection Account with the Servicer (provided that such Servicer has the Required Credit Rating) or such other Eligible Bank as the Trust Manager may determine (notice of which is to be provided to the Trustee) from time to time.

REMITTANCE TO COLLECTION ACCOUNT
                  13.2 To the extent that the Servicer is the Seller and the Servicer has the Required Credit Rating, the Servicer is entitled to retain any Collections in respect of a Collection Period until 9.00 am (Melbourne time) on the Payment Date following the end of the relevant Collection Period, on or before which time it must deposit such Collections into the Collection Account or pay such amount in the manner directed by the Trustee (acting on the direction of the Trust Manager).

                  13.3 To the extent that the Servicer is not the Seller, and for so long as the Servicer has short term credit ratings of no lower than A-1 from S&P, P-1 from Moody's and F1 from Fitch, it may retain Collections until 9:00am (Melbourne time) on the Business Day which is the earlier of 30 days from receipt and 2 Business Days before the Payment Date following the end of the relevant Collection Period. However, while the sum of all Collections held by the Servicer and the value of any short term Authorised Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from S&P exceeds an amount equal to 20% of the Aggregate Stated Amount of all Notes, the Servicer will only be entitled to retain any additional Collections received for 2 Business Days following receipt.

                  13.4 Subject to clause 13.2 and 13.3, the Servicer agrees to remit all Collections it receives to the Collection Account within 2 Business Days of receipt of such Collections.


14    TERMINATION OF THE SWAPS AND APPLICATION OF THRESHOLD RATE
--------------------------------------------------------------------------------
CALCULATION OF THRESHOLD RATE
                  14.1 The Trust Manager shall, on each Payment Date after the date on which the Basis Swap is terminated and not replaced in the manner contemplated by clause 14.2(a)(i), and on any other date required by the Transaction Documents:

                        (a)   calculate the Threshold Rate on that day; and

                        (b) notify the Trustee, the Servicer and the Seller of that Threshold Rate.

TERMINATION OF BASIS SWAP OR FIXED RATE SWAP
                  14.2 If, at any time, the Basis Swap or the Fixed Rate Swap terminates due to the default or failure to perform by the Basis Swap Provider or the


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                                                                              50
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                        Fixed Rate Swap Provider (as the case may be), the Trust
                        Manager and the Trustee must endeavour to:

                        (a)   in the case of the Basis Swap:

                              (i) (in the case of the Trustee, to the extent that the Trust Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) enter into a replacement swap on substantially similar terms and with a counterparty acceptable to each Designated Rating Agency;

                              (ii) (in the case of the Trustee, to the extent that the Trust Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) ensure the Seller sets the weighted average (rounded up to 4 decimal places) of the variable interest rates payable under each applicable Purchased Receivable which then forms part of the Assets of the Trust to at least equal to the Threshold Rate; or

                              (iii) (in the case of the Trustee, to the extent
                                    that the Trust Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) within 3 Business Days, enter into such other arrangements which each Designated Rating Agency has confirmed will not result in an Adverse Rating Effect; and

                        (b) in the case of the Fixed Rate Swap, within 3 Business Days:

                              (i) (in the case of the Trustee, to the extent that the Trust Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) immediately enter into a replacement swap on substantially similar terms and with a counterparty acceptable to each Designated Rating Agency; or

                              (ii) (in the case of the Trustee, to the extent that the Trust Manager has made appropriate arrangements to ensure that it is possible for the Trustee to) enter into such other arrangements which each Designated Rating Agency has confirmed will not result in an Adverse Rating Effect.

SELLER'S DISCRETION
                  14.3 If clause 14.2(a)(ii) applies, the Seller may, at its discretion, set the interest rate on the Purchased Receivables (where permitted under the relevant Loan Agreement) at an interest rate higher than the Threshold Rate.

TRUSTEE'S POWER
                  14.4 If the Trustee has notice that the Seller has failed to fulfil its obligations under clause 14.2(a)(ii), the Trustee has the power to set the interest rate on the Purchased Receivables in accordance with clause 14.2(a)(ii).


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TERMINATION OF LINKED DEPOSIT ACCOUNTS
                  14.5 The Seller will, following notice by the Trustee to the relevant Debtors after the occurrence of a Title Perfection Event, subject to any contractual notice requirements by which the Seller is bound, promptly withdraw all interest off-set benefits (if any) that would otherwise be available to Debtors under the terms of their Linked Deposit Accounts.

SERVICER TO ADJUST
                  14.6 If at any time a Basis Swap terminates whilst there are any Notes which have not been redeemed (or deemed to be redeemed) in full, the Servicer must, in respect of each Collection Period commencing thereafter:

                        (a) (REDUCE INTEREST OFF-SET BENEFITS APPLICABLE TO LINKED DEPOSIT ACCOUNTS) reduce, except as may be provided by applicable laws (including, but not limited to the Consumer Credit Code), the interest off-set benefits available in respect of Linked Deposit Accounts, so that the effective interest rate applicable on Purchased Receivables which are subject to Linked Deposit Accounts produces an income which is at least equal to the lesser of:

                              (i) the amount of income that would be produced if the interest off-set benefit was zero; and

                              (ii) the amount of income which ensures that there is enough Available Income to make all necessary payments due by the Trustee; and

                        (b) if the amount of income produced pursuant to clause 14.6(a), when aggregated with all other Available Income, is not sufficient to enable it to meet its obligations under the Transaction Documents, ensure that the weighted average interest rate applied to the Purchased Receivables is not lower than the Threshold Rate determined by the Trust Manager.

GROSS UP FOR LINKED DEPOSIT ACCOUNTS
                  14.7 The Seller must pay the Servicer (as part of the Collections to be deposited by the Servicer into the Collection Account) any amount which would otherwise be received by the Servicer as a Collection to the extent that the obligation to pay such amounts is discharged or reduced by virtue of the terms of a Linked Deposit Account. Such payment must be made on the day that the relevant amount would otherwise have been received.


15    CASHFLOW ALLOCATION METHODOLOGY
--------------------------------------------------------------------------------
GENERAL
                  15.1 Prior to the occurrence of an Event of Default, the Collections, Other Income and any amount required to be drawn under the Support Facilities will be allocated by the Trust Manager and paid in accordance with clauses
                        15.2 to 15.17 below.


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                                                                              52
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COLLECTION PERIOD
                  15.2 The Servicer will collect all Collections on behalf of the Trustee during each Collection Period. On each Determination Date, the Trust Manager will allocate the Collections between Finance Charge Collections and Principal Collections.

FINANCE CHARGE COLLECTIONS
                  15.3 On each Determination Date, the Finance Charge Collections for the immediately preceding Collection Period will be calculated by the Trust Manager as the aggregate of the following items:

                        (a) any amounts received from a Debtor in relation to Taxes and Governmental Agency charges in respect of a Purchased Receivable during that Collection Period;

                        (b) any interest and other amounts in the nature of interest or income, fees and charges received during that Collection Period under or in respect of any Purchased Receivable, or any similar amount deemed by the Servicer to be in the nature of income, interest, fee or charge, including without limitation amounts of that nature:

                              (i) recovered during that Collection Period from the enforcement of a Purchased Receivable (but excluding any amount received under any Mortgage Insurance Policy);

                              (ii)  received by the Trustee during that
                                    Collection Period under clause 2.3;

                              (iii) received during that Collection Period from
                                    a Debtor following notice given to that
                                    Debtor in accordance with clause 14.5;

                              (iv) received during that Collection Period from the Seller or the Servicer by the Trustee upon repurchase of a Purchased Receivable for any reason (including without limitation, any such amount which represents amounts in respect of accrued but unpaid interest and fees on the Purchased Receivables);

                              (v) received during that Collection Period from another trust or any other person as an Accrued Interest Adjustment upon the transfer of a Purchased Receivable from the Trust to that other trust or that person;

                              (vi) received during that Collection Period from the Seller or the Servicer in respect of:

                                    (A)  damages payable as a result of a breach
                                         of a representation or warranty
                                         contained in the Transaction Documents
                                         in respect of a Purchased Receivable
                                         and which the Trust Manager determines
                                         should be accounted for


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                                                                              53
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                                         as Finance Charge Collections in
                                         accordance with the provisions of this
                                         deed; or

                                    (B)  any obligation to indemnify or
                                         reimburse the Trustee in respect of a
                                         Purchased Receivable or under or in
                                         connection with a Transaction Document,

                                    such amounts to include damages received from the Seller or the Servicer which are determined to be Finance Charge Collections in accordance with clause 20.2;

                              (vii) received during that Collection Period from
                                    the Seller under clause 14.7 of this deed,

                              less reversals made during that Collection Period in respect of interest, income, fees or charges in respect of any Purchased Receivable where the original debit entry (or any part of the original debit entry) was made in error;

                        (c) any amounts allocated as Finance Charge Collections by the Trust Manager out of funds received during that Collection Period under clause 25.1(b);

                        (d) any fees paid during that Collection Period by a Debtor in relation to the final discharge of a Purchased Receivable;

                        (e) any Recoveries received during that Collection Period in respect of a Purchased Receivable which were previously the subject of a loss as described in the definition of "Charge-Off";

                        (f) any amount received during that Collection Period from or on behalf of a Debtor in reimbursement of Enforcement Expenses; and

                        (g) any amount of input tax credits (as defined in the GST Law) received by the Trustee during that Collection Period in respect of the Trust.

CALCULATION OF AVAILABLE INCOME
                  15.4 On each Determination Date, the Available Income is calculated by the Trust Manager (without double counting) as follows:

                        (a) the Finance Charge Collections received during the immediately preceding Collection Period; plus

                        (b) any Other Income in respect of the immediately preceding Collection Period; plus

                        (c) the Mortgage Insurance Income Proceeds received by the Trustee during that Collection Period in respect of a Purchased Receivable; plus


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                                                                              54
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                        (d)   any net payments due to be received by the Trustee
                              under the Fixed Rate Swap or the Basis Swap on the next Payment Date (excluding any Early Repayment Costs); plus

                        (e) all other amounts received by or on behalf of the Trustee in respect of the Assets of the Trust in the nature of income during the immediately preceding Collection Period.

PRINCIPAL DRAW
                  15.5 If, on any Determination Date, there is a Payment Shortfall then the Trust Manager must direct the Trustee to make a Principal Draw on the Payment Date immediately following that Determination Date equal to the lesser of:

                        (a)   the Payment Shortfall; and

                        (b) the amount of Principal Collections available for application for that purpose on the following Payment Date in accordance with clause 15.13(c),

                        and apply it towards the Payment Shortfall.

LIQUIDITY DRAWING
                  15.6 If, on any Determination Date, there is a Liquidity Shortfall, the Trust Manager must direct the Trustee in writing to request from the Liquidity Facility Provider, in accordance with the Liquidity Facility Agreement, a Liquidity Drawing under the Liquidity Facility Agreement on the Payment Date immediately following that Determination Date equal to the lesser of:

                        (a) the Liquidity Shortfall on that Determination Date; and

                        (b)   the Available Liquidity Amount on that
                              Determination Date.

                        The Trustee must, if so directed by the Trust Manager and subject to the terms of the Liquidity Facility Agreement, make that Liquidity Drawing and have the proceeds deposited or transferred into the Collection Account on the relevant Payment Date.

CALCULATION AND APPLICATION OF TOTAL AVAILABLE INCOME
                  15.7 On each Determination Date, the Total Available Income is calculated as the aggregate of:

                        (a) any Available Income calculated in accordance with clause 15.4 on that Determination Date;

                        (b) any Principal Draw calculated in accordance with clause 15.5 on that Determination Date; and

                        (c) any Liquidity Drawing calculated in accordance with clause 15.6 on that Determination Date.

                        The Total Available Income in respect of a Determination Date must be applied on the immediately following Payment Date to meet Required Payments in accordance with clause 15.8.


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REQUIRED PAYMENTS (INTEREST WATERFALL)
                  15.8 The Trust Manager must direct the Trustee to pay (or direct the payment of) the following items in the following order of priority out of the Total Available Income (as calculated on the relevant Determination
                        Date) on each Payment Date:

                        (a) first, at the Trust Manager's discretion, up to $1 to each Residual Income Unitholder;

                        (b) second, solely with respect to the first Payment Date, any Accrued Interest Adjustment to the Seller upon the transfer of any Receivable to the Trust during the Collection Period immediately preceding that Payment Date;

                        (c)   third, pari passu and rateably:

                              (i) any Taxes payable in relation to the Trust for the Collection Period immediately preceding that Payment Date;

                              (ii)    the Trustee's fee payable on that Payment
                                      Date;

                              (iii) the Servicer's fee payable on that Payment Date;

                              (iv) the Trust Manager's fee payable on that Payment Date;

                              (v)     the Custodian's fee payable on that
                                      Payment Date;

                              (vi) the Note Trustee's fee payable on that Payment Date;

                              (vii) any Enforcement Expenses incurred during the Collection Period immediately preceding that Payment Date; and

                              (viii) any other Expenses of the Trust incurred during the Collection Period immediately preceding that Payment Date;

                        (d)   fourth, pari passu and rateably:

                              (i) any fees payable by the Trustee on that Payment Date under the Redraw Facility Agreement and the Liquidity Facility Agreement;

                              (ii) any interest payable by the Trustee under the Liquidity Facility Agreement for the Interest Period ending on (but excluding) that Payment Date and any unpaid interest in respect of preceding Interest Periods; and

                              (iii) any net amount payable by the Trustee on
                                    that Payment Date to the Basis Swap Provider under the Basis Swap and to the Fixed Rate Swap Provider under the Fixed Rate Swap (excluding any Early Repayment Costs during the immediately preceding Collection Period); and


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                                                                              56
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                        (e)   fifth, to the Liquidity Facility Provider in
                              repayment or reimbursement of any Liquidity
                              Drawing made before that Payment Date;

                        (f)   sixth, pari passu and rateably:

                              (i) to each Currency Swap Provider, such amount of the A$ Class A Interest Amount for the Interest Period ending on (but excluding) that Payment Date as is payable to the Currency Swap Provider on that Payment Date in accordance with the relevant Currency Swap and any unpaid A$ Class A Interest Amounts in respect of preceding Interest Periods; and

                              (ii) any interest payable by the Trustee under the Redraw Facility Agreement for the Interest Period ending on (but excluding) that Payment Date and any unpaid interest amounts for the Redraw Facility in respect of preceding Interest Periods; and

                        (g) seventh, the Class B Note Interest Amount for the Class B Notes for the Interest Period ending on (but excluding) that Payment Date and any unpaid Class B Note Interest Amounts for the Class B Notes in respect of preceding Interest Periods.

                        The Trustee will only make a payment under any of paragraphs (a) to (g) inclusive to the extent that any Total Available Income remains from which to make the payment after amounts with priority to that amount have been paid and distributed.

                  15.9 On each Payment Date that any amount is payable to a Currency Swap Provider under clause 15.8(f)(i), the Trustee must comply with Condition 6.9 of the Class A Note Conditions.

EXCESS AVAILABLE INCOME
                  15.10 To the extent that, on any Payment Date, the Total
                        Available Income exceeds the amounts payable under clause 15.8 (as calculated on the relevant Determination
                        Date) ("EXCESS AVAILABLE INCOME"), the Trust Manager must apply any such excess and direct the Trustee to pay (or direct the payment of) such amount on that Payment Date in the following order of priority:

                        (a)   firstly, pari passu and rateably:

                              (i)   as an allocation to the A$ Class A
                                    Principal, an amount equal to any Principal
                                    Charge-Offs allocated to the Class A Notes on that Determination Date in respect of Principal Charge-Offs for the immediately preceding Collection Period; and

                              (ii) as an allocation to the Redraw Principal, an amount equal to any Principal Charge-Offs allocated to the Redraw Principal Outstanding on that Determination Date in respect of Principal Charge-Offs for the immediately preceding Collection Period;


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                                                                              57
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                        (b)   second, pari passu and rateably:

                              (i)   as an allocation to the A$ Class A
                                    Principal, an amount equal to the Carryover
                                    Principal Charge-Offs in respect of the
                                    Class A Notes; and

                              (ii) as an allocation to the Redraw Principal, an amount equal to the Carryover Principal Charge-Offs in respect of the Redraw Principal Outstanding;

                        (c) third, as an allocation to the Class B Principal, an amount equal to any Principal Charge-Offs allocated to the Class B Notes on that Determination Date in respect of Principal Charge-Offs for the immediately preceding Collection Period;

                        (d) fourth, as an allocation to the Class B Principal, an amount equal to any Carryover Principal Charge-Offs in respect of the Class B Notes;

                        (e) fifth, all Principal Draws which have not been repaid as at that Payment Date; and

                        (f) sixth, as to any surplus, pari passu and rateably to each Residual Income Unitholder by way of distribution of the income of the Trust.

                        The Trustee will only make a payment under any of paragraphs (a) to (f) above inclusive to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that amount have been paid and distributed.

PRINCIPAL COLLECTIONS
                  15.11 On each Determination Date, the Principal Collections for a Collection Period are an amount equal to:

                        (a)   the aggregate of:

                              (i)   the Collections for the immediately
                                    preceding Collection Period;

                              (ii) any amount to be drawn under the Redraw Facility Agreement on the Payment Date immediately following that Determination Date in accordance with clause 15.12;

                              (iii) any Principal Draws which are to be repaid
                                    under clause 15.10(e); and

                              (iv) in respect of the first Determination Date only, any amount received by the Trustee upon the initial issue of Notes in excess of the Purchase Price of Purchased Receivables; less

                        (b)   the aggregate of:


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                                                                              58
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                              (i)   the Finance Charge Collections received by
                                    the Trustee during that Collection Period;
                                    and

                              (ii) the Mortgage Insurance Interest Proceeds received by the Trustee during that Collection Period in respect of a Purchased Receivable.

REDRAW SHORTFALL
                  15.12 If the Trust Manager determines on any Determination
                        Date that there is a Redraw Shortfall, the Trust Manager must direct the Trustee in writing to request from the Redraw Facility Provider, in accordance with the Redraw Facility Agreement, a Redraw Drawing under the Redraw Facility Agreement on the immediately following Payment Date in an amount equal to the lesser of:

                        (a)   the Redraw Shortfall on that Determination Date;
                              and

                        (b) the Available Redraw Amount on that Determination Date.

                        The Trustee must, if so directed by the Trust Manager and subject to the terms of the Redraw Facility Agreement, make that Redraw Drawing and have the proceeds deposited or transferred into the Collection Account on the relevant Payment Date.

PRINCIPAL DISTRIBUTIONS
                  15.13 On each Payment Date and based on the calculations,
                        instructions and directions provided to it by the Trust Manager, the Trustee must distribute out of Principal Collections (as calculated on the Determination Date immediately preceding that Payment Date), the following amounts in the following order of priority:

                        (a) first, to repay or reimburse any Redraws provided by the Seller (up to and including the last day of the immediately preceding Collection Period) in relation to the Purchased Receivables to the extent that they have not previously been repaid or reimbursed;

                        (b) second, an amount equal to the Redraw Principal Outstanding (as calculated on the Determination Date immediately preceding that Payment Date but excluding any Redraw Drawings to be made on that Payment Date) will be allocated to the Redraw Principal to be applied in accordance with clause 15.14(b) on that Payment Date;

                        (c) third, as a Principal Draw (if required) under clause 15.5 on that Payment Date;

                        (d)   fourth, an amount equal to the aggregate of:

                              (i) Class A Note Percentage of the Principal Collections; and

                              (ii) the Stepdown Percentage (calculated on the immediately preceding Determination Date) of the Class B Percentage of the Principal Collections,


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                                                                              59
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                              will be allocated to the A$ Class A Principal to
                              be applied in accordance with clause 15.14(a) on that Payment Date;

                        (e) fifth, an amount equal to the Class B Note Percentage of the Principal Collections (after any application of the Stepdown Percentage under paragraph (d) above) will be allocated to the Class B Principal to be applied in accordance with clause 15.14(c) on that Payment Date; and

                        (f) sixth, as to any surplus (if any), to the Residual Capital Unitholder.

                        The Trustee will only make a payment under any of paragraphs (a) to (f) inclusive to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that amount have been paid and distributed.

PAYMENTS OF PRINCIPAL ON THE NOTES AND TO THE REDRAW FACILITY PROVIDER
                  15.14 On each Payment Date prior to the occurrence of an Event of Default, the Trustee must, in accordance with the directions given by the Trust Manager and subject to the payment priority provided for in clause 15.13, pay:

                        (a) (A$ CLASS A PRINCIPAL) the A$ Class A Principal payable for that Payment Date to each Currency Swap Provider in accordance with Condition 7.2(a) of the Class A Note Conditions and the terms of the relevant Currency Swap and comply with Condition 7.2 of the Class A Note Conditions;

                        (b) (REDRAW PRINCIPAL) the Redraw Principal payable for that Payment Date to the Redraw Facility Provider towards the Redraw Principal Outstanding (as calculated on the Determination Date immediately preceding that Payment Date but excluding any Redraw Principal to be paid to the Redraw Facility Provider under this clause 15.14(b) on that Payment Date); and

                        (c) (CLASS B PRINCIPAL) the Class B Principal payable for that Payment Date, pari passu and rateably amongst the Class B Notes until the Aggregate Stated Amount of the Class B Notes (as calculated on the Determination Date immediately preceding that Payment Date but without double counting amounts to be paid under this clause 15.14(c) on that Payment Date) is reduced to zero.

PRINCIPAL CHARGE-OFFS
                 15.14A If, on any Determination Date, the Trust Manager
                        determines that there are Principal Charge-Offs in respect of the immediately preceding Collection Period, the Trust Manager must, on that Determination Date, allocate such Principal Charge-Offs in the following order:

                        (a) first, to reduce the Stated Amount of the Class B Notes until the Stated Amount (without double counting) of the Class B Notes is reduced to zero (as at that Determination Date); and


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                        (b)   second, pari passu and rateably to reduce:

                              (i) rateably the Stated Amounts of the Class A Notes by the Class A Note Percentage until the Stated Amount (without double counting) of the Class A Notes is reduced to zero (as at that Determination Date); and

                              (ii) the Redraw Principal Outstanding by the Redraw Percentage until the Redraw Principal Outstanding (without double counting) is reduced to zero (as at that Determination
                                    Date).

CARRYOVER PRINCIPAL CHARGE-OFFS
                  15.15 If, on any Determination Date, the Principal Charge-Offs
                        for the immediately preceding Collection Period exceed the amount of the Excess Available Income available for allocation to Principal Charge-Offs under clause 15.10(a) on that Determination Date, the Trust Manager must, on and with effect from the next Payment Date:

                        (a) first, (without double counting any Principal Charge-Offs) reduce the Aggregate Stated Amount of the Class B Notes by the amount of that excess until the Aggregate Stated Amount of the Class B Notes (as at that Determination Date) is reduced to zero; and

                        (b) second, (without double counting any Principal Charge-Offs) pari passu and rateably (based on the Aggregate Stated Amounts of the relevant Notes and the Redraw Principal Outstanding as at that Determination Date) reduce:

                              (i) the Aggregate Stated Amount of the Class A Notes by the amount of that excess until the Aggregate Stated Amount of the Class A Notes (as at that Determination Date) is reduced to zero; and

                              (ii) the Redraw Principal Outstanding by the amount of that excess until the Redraw Principal Outstanding (as at that Determination Date) is reduced to zero,

                        (each a "CARRYOVER PRINCIPAL CHARGE-OFF").

INCREASES
                  15.16 To the extent that on any Determination Date amounts are available for allocation under clauses 15.10(b) and (d), then an amount equal to these amounts shall be applied on the next Payment Date to increase respectively:

                        (a) first, pari passu and rateably (based on the Aggregate Stated Amounts of the relevant Notes and the Redraw Principal Outstanding as at the immediately preceding Determination Date), the Aggregate Stated Amount of the Class A Notes, until it reaches the Total Invested Amount of the Class A Notes (as at that Determination Date) and the Redraw Principal until it reaches the Redraw Principal Outstanding (as at that Determination
                              Date); and


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                        (b)   second, the Aggregate Stated Amount of the Class B
                              Notes until it reaches the Total Invested Amount of the Class B Notes (as at that Determination
                              Date).

EARLY REPAYMENT COSTS AND EARLY REPAYMENT BENEFITS
                  15.17 On each Determination Date, the Trustee (or the Trust
                        Manager on its behalf) will calculate the aggregate of the Early Repayment Costs in respect of the Purchased Receivables (if any) and the aggregate of the Early Repayment Benefits (if any) each during the immediately preceding Collection Period and notify each of the Servicer and the Fixed Rate Swap Provider of such amounts. On behalf of the Trustee, the Trust Manager agrees to:

                        (a) direct the Servicer to pay the aggregate amount of Early Repayment Costs (if any), on the immediately following Payment Date, to the Fixed Rate Swap Provider under the terms of the Fixed Rate Swap; and

                        (b) direct the Fixed Rate Swap Provider to pay the aggregate amount of Early Repayment Benefits (if any), on the immediately following Payment Date, to the Servicer who, with such funds, agrees to meet the obligation to pay such Early Repayment Benefits to the relevant Debtors.

APPLICATION OF PROCEEDS FOLLOWING AN EVENT OF DEFAULT
                  15.18 Following the occurrence of an Event of Default, the
                        Security Trustee must apply all moneys received by it in respect of the Secured Property in the following order:

                        (a) first, to pay rateably amounts owing or payable under the Global Master Security Trust Deed to indemnify the Security Trustee against all loss and liability incurred by the Security Trustee or any Receiver in acting under the Global Master Security Trust Deed, except the Receiver's remuneration;

                        (b) second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the Trust Manager, the Trustee, the Servicer, the Custodian, the Security Trustee, the Note Trustee or any Agent and the Receiver's remuneration;

                        (c) third, to pay rateably other outgoings and liabilities that the Receiver, the Trustee, the Trust Manager, the Security Trustee or the Note Trustee have incurred in acting under the Master Trust Deed, this deed, the Global Master Security Trust Deed, and, in the case of the Note Trustee, under the Note Trust Deed;

                        (d) fourth, to pay rateably any security interests over the Assets of the Trust of which the Security Trustee is aware having priority to the Deed of Charge in the order of their priority;

                        (e)   fifth, to pay rateably:

                              (i)   the Seller any unpaid Accrued Interest
                                    Adjustment;


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                              (ii)  the Fixed Rate Swap Provider and the Basis
                                    Swap Provider amounts in respect of
                                    collateral or prepayments owing under the Fixed Rate Swap or Basis Swap; and

                              (iii) the Seller the then Seller Deposit (which
                                    has not previously been utilised in
                                    accordance with clause 25.10(b)) together with all accrued, but unpaid, interest on that amount determined in accordance with clause 25.7;

                        (f)   sixth, to pay rateably:

                              (i) the Class A Note Holders all other Secured Moneys owing in relation to the Class A Notes. For this purpose, the Secured Moneys owing in respect of the Class A Notes will be calculated on a principal component of their Stated Amount and will be converted from US$ to Australian dollars at the A$ Exchange Rate. This will be applied:

                                    (A)  first, rateably towards all unpaid
                                         interest on the Class A Notes; and

                                    (B)  second, rateably to reduce the
                                         Aggregate Stated Amount of the Class A
                                         Notes;

                              (ii)  any other Secured Money owing to the
                                    Liquidity Facility Provider;

                              (iii) any Secured Moneys owing to the Redraw
                                    Facility Provider, provided that for this purpose the Secured Moneys owing in respect of the Redraw Facility Provider will be the Redraw Principal Outstanding;

                              (iv) rateably all other Secured Moneys owing to each Currency Swap Provider; and

                              (v) rateably all other Secured Moneys owing to each Swap Provider (other than each Currency Swap Provider);

                        (g) seventh, to pay rateably to the Class A Note Holders and the Redraw Facility Provider, all unreimbursed Principal Charge-Offs and Carryover Principal Charge-Offs constituting remaining Secured Moneys owing in respect of the Class A Notes and the Redraw Facility. For this purpose, the Secured Moneys in respect of the Class A Notes will be converted from US$ to Australian dollars at the A$ Exchange Rate;

                        (h) eighth, if there are still Secured Moneys owing in respect of the Class A Notes, after the application of the preceding paragraphs, to pay the remaining Secured Moneys owing in relation to the Class A Notes;

                        (i) ninth, rateably to the Class B Note Holders, of all Secured Moneys owing in relation to the Class B Notes, to be applied:


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                                                                              63
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                              (A)   first, rateably towards all unpaid interest
                                    on the Class B Notes;

                              (B) second, rateably to reduce the Aggregate Stated Amount of the Class B Notes;

                        (j) tenth, to pay rateably to each Secured Creditor any monetary liabilities owing to that Secured Creditor under any Transaction Document and not satisfied under the preceding paragraphs;

                        (k) eleventh, to pay subsequent security interests over the Assets of the Trust of which the Security Trustee is aware, in the order of their priority; and

                        (l) twelfth, to pay any surplus to the Trustee to be distributed in accordance with the terms of the Master Trust Deed and this deed. The surplus will not carry interest as against the Security Trustee.

EXCLUDED AMOUNT
                  15.19 The proceeds of any collateral provided by a Support
                        Facility Provider will not be treated as Secured Property available for distribution in accordance with clause 15.18. Any such collateral shall (subject to the operation of any netting provisions in the relevant Support Facility) be returned to the relevant Support Facility Provider except to the extent that the relevant Support Facility requires it to be applied to satisfy any obligation owed to the Trustee by the relevant Support Facility Provider.


16    DETERMINATIONS BY TRUST MANAGER
--------------------------------------------------------------------------------
DETERMINATIONS BY TRUST MANAGER
                  16.1 On each Determination Date, the Trust Manager will (and where applicable, in respect of the Collection Period ending immediately prior to that Determination Date) determine or otherwise ascertain:

                        (a)   the Finance Charge Collections;

                        (b)   the Other Income;

                        (c)   the Mortgage Insurance Interest Proceeds;

                        (d)   the Available Income;

                        (e)   the Total Available Income;

                        (f)   the Principal Draw, if any;

                        (g)   the Liquidity Draw, if any;

                        (h)   the Expenses of the Trust;

                        (i) the Required Payments (and each amount comprising the Required Payments);


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                        (j)   the Excess Available Income;

                        (k)   the Principal Collections;

                        (l)   the Redraw Shortfall (if any);

                        (m)   the Principal Charge-Offs (if any);

                        (n)   the Carryover Principal Charge-Offs (if any);

                        (o)   the Extraordinary Expenses, if any;

                        (p)   the Enforcement Expenses, if any; and

                        (q)   any other relevant determinations.

                  16.2  The Trust Manager must:

                        (a) notify the Trustee of each of the amounts calculated by it in clause 16.1; and

                        (b) instruct the Trustee as to the payments to be made by the Trustee on the relevant Payment Date in accordance with clause 15.

                  16.3 On or before midday on the day which is two Business Days prior to each Payment Date, the Trust Manager must:

                        (a) determine any net amounts required to be drawn under Support Facilities on that Payment Date;

                        (b)   notify the Trustee of such determinations; and

                        (c)   direct the Trustee to make such drawings.


17    TRUST MANAGER, TRUSTEE, CUSTODIAN AND SERVICER FEES
--------------------------------------------------------------------------------
TRUST MANAGER'S FEE
                  17.1 For the purposes of clause 33.1 of the Master Trust Deed, and in consideration of the Trust Manager performing its function and duties in respect of the Trust, it will be paid a fee by the Trustee from the Trust quarterly in arrears on each Payment Date equal to the product of:

                        (a) the aggregate Outstanding Balance of all Housing Loans comprising part of the Purchased Receivables on the first day of the Quarter ending immediately before that Payment Date;

                        (b) 0.015% per annum or such other rate as is agreed by the Trust Manager and the Trustee from time to time, notice of which must be sent by the Trust Manager to each Designated Rating Agency; and


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                        (c)   the number of days between the immediately
                              preceding Payment Date and the current Payment Date divided by 365 days,

                        provided that the fee payable to the Trust Manager in respect of the first period shall be calculated with respect to the number of days between the Closing Date and the first Payment Date.

                        The fee shall accrue from day to day.

TRUSTEE'S FEE
                  17.2 For the purposes of clause 33.2 of the Master Trust Deed, and in consideration of the Trustee performing its functions and duties in respect of the Trust it will receive a fee, in an amount and calculated in such manner as may be agreed between the Trustee and the Trust Manager from time to time provided there is no Adverse Rating Effect.

CUSTODIAN'S FEE
                  17.3 In consideration of the Custodian performing its functions and duties in respect of the Trust it will receive a fee by the Trustee from the Trust quarterly in arrears on each Payment Date equal to the product of:

                        (a) the aggregate Outstanding Balance of all Housing Loans comprising part of the Purchased Receivables on the first day of the Quarter ending immediately before that Payment Date;

                        (b) 0.015% per annum or such other rate as is agreed by the Custodian and the Trustee from time to time, notice of which must be sent by the Trust Manager to each Designated Rating Agency; and

                        (c) the number of days between the immediately preceding Payment Date and the current Payment Date divided by 365 days,

                        provided that the fee payable to the Custodian in respect of the first period shall be calculated with respect to the number of days between the Closing Date and the first Payment Date.

                        The fee shall accrue from day to day.

SERVICER'S FEE
                  17.4 For the purposes of clause 5.1 of the Master Servicer Deed, and in consideration of the Servicer performing its functions and duties in respect of the Trust, it will be paid a fee by the Trustee from the Trust payable quarterly in arrears on each Payment Date equal to the product of:

                        (a) the aggregate Outstanding Balance of all Housing Loans comprising part of the Purchased Receivables on the first day of the Quarter ending immediately before that Payment Date;

                        (b) 0.35% per annum or such other rate as is agreed by the Trust Manager, the Trustee and the Servicer from time to time,


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                                                                              66
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                              notice of which must be sent by the Trust Manager
                              to each Designated Rating Agency; and

                        (c) the number of days between the immediately preceding Payment Date and the current Payment Date divided by 365 days,

                        provided that the fee payable to the Servicer in respect of the first period shall be calculated with respect to the number of days from (and including) the Closing Date and the first Payment Date and based on the aggregate Outstanding Balance of all Housing Loans comprising part of the Purchased Receivables as at the Closing Date.

                        That fee shall accrue from day to day.

FEE AND GST
                  17.5  (a)   The fees payable to the Trustee, the Trust
                              Manager, the Custodian and the Servicer are inclusive of GST.

                        (b) Each supplier will provide the corresponding recipient with any reasonable documentation required for GST purposes so as to enable the relevant recipient to receive an input tax credit or tax refund for tax purposes.


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                                                                              67
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PART 5 - GENERAL

18    NOTICES
--------------------------------------------------------------------------------
NOTICES
                  18.1 Any notice, request, certificate, approval, demand, consent or other communication to be given under this deed:

                        (a) must be given by an Authorised Officer of the relevant party;

                        (b)   must be in writing; and

                        (c) must be left at the address of the addressee or sent by prepaid ordinary post to the address of the addressee or sent by facsimile to the facsimile number of the addressee set out below or as are notified by the party to the other parties as its address for service of communications pursuant to this deed.

                              TRUSTEE:

                              Address:   Level 3
                                         39 Hunter Street
                                         Sydney  NSW   2000
                              Facsimile: (61 2) 9221 7870
                              Attention: Manager, Securitisation

                              TRUST MANAGER:

                              Address:   Level 6
                                         530 Collins Street
                                         Melbourne   VIC   3000
                              Facsimile: (61 3) 9273 3539
                              Attention: Manager, Primary Markets Group

                              SECURITY TRUSTEE:

                              Address:   Level 7
                                         1 Castlereagh Street
                                         Sydney   NSW   2000
                              Facsimile: (61 2) 9221 9009
                              Attention: Manager, Securitisation


                              SELLER:

                              Address:   Level 10
                                         530 Collins Street
                                         Melbourne   Vic   3000
                              Facsimile: (61 3) 9273 2079
                              Attention: Head of Finance & Strategy, ANZ
                                         Mortgage Group

                              SERVICER:


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                                                                              68
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                              Address:    Level 10
                                          530 Collins Street
                                          Melbourne   Vic   3000
                              Facsimile:  (61 3) 9273 2079
                              Attention:  Head of Finance & Strategy, ANZ
                                          Mortgage Group

                              CUSTODIAN:

                               Address:   Level 10
                                          530 Collins Street
                                          Melbourne   Vic   3000
                               Facsimile: (61 3) 9273 2079
                               Attention: Head of Finance & Strategy, ANZ
                                          Mortgage Group

DEEMED RECEIPT
                  18.2 A notice, request, certificate, demand, consent or other communication under this deed is deemed to have been received:

                        (a) where delivered in person, upon receipt at the relevant office;

                        (b) where sent by post, on the third (seventh if outside Australia) day after posting; and

                        (c) where sent by facsimile, on production by the dispatching facsimile machine of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

                        However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.


19    COUNTERPARTS
--------------------------------------------------------------------------------
                        This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.


20    DAMAGES
--------------------------------------------------------------------------------
CLAIM FOR DAMAGES

                 20.1  Where this deed provides for damages to be payable by the Seller, the Servicer, the Custodian or the Trust Manager to the Trustee:

                        (a) (CLAIM MUST BE IN WRITING) a written notice of a claim for damages must be provided to the relevant party by the Trustee;

                        (b) (CLAIM MUST SPECIFY THE AMOUNT OF DAMAGES) such notice must specify the amount of damages claimed and how such amount has been determined by reference to the loss incurred as a result of the breach leading to the claim for damages; and


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                        (c)   (TRUSTEE MUST ACT ON INSTRUCTIONS) the Trustee in
                              preparing a notice in accordance with clauses 20.1(a) and (b) will act on the instructions of the Trust Manager (in the case of a claim against the Seller, the Custodian or the Servicer) or take expert advice, if necessary (in the case of a claim against the Trust Manager).

ALLOCATION OF DAMAGES
                  20.2 If damages or indemnities are payable to the Trustee by the Servicer, the Seller, the Custodian or the Trust Manager for breach of a representation, warranty or obligation under the Master Trust Deed, this deed or another Transaction Document, the Trust Manager will determine what portion of such amount is to be treated as Principal Collections and what portion of such amount is to be treated as Finance Charge Collections. On each Determination Date, the Trust Manager must notify the Trustee of the damages (or the indemnities, as the case may be) received (if any) in the Collection Period just ended and its allocation between Principal Collections and Finance Charge Collections.


21    MISCELLANEOUS
--------------------------------------------------------------------------------
CERTIFICATE
                  21.1 A certificate signed by the Trustee or its solicitors about a matter or about a sum payable to the Trustee in connection with this deed is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

EXERCISE OF RIGHTS
                  21.2 The Trustee or an attorney appointed under this deed may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Trustee does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the Trustee to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Trustee is not liable for any loss caused by its exercise, attempted exercise, failure to exercise or delay in exercising it except in the case of the Trustee, its gross negligence, fraud or wilful default.

WAIVER AND VARIATION
                  21.3 A provision of or a right created under this deed may not be waived or varied except in writing signed by the party or parties to be bound.

SUPERVENING LEGISLATION
                  21.4 Any present or future legislation which operates to vary the obligations of the Trustee in connection with this deed with the result that the Trustee's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.


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APPROVALS AND CONSENT
                  21.5 The Trustee, the Trust Manager or an attorney appointed under this deed may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this deed expressly provides otherwise.

REMEDIES CUMULATIVE
                  21.6 The rights, powers and remedies provided in this deed are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this deed.

INDEMNITIES
                  21.7 Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the Trustee and the Trust Manager and survives termination of this deed. It is not necessary for the Trustee or the Trust Manager to incur expense or make payment before enforcing a right of indemnity conferred by this deed.

TIME OF THE ESSENCE
                  21.8 Time is of the essence in this deed in respect of an obligation of the Trustee to pay money.

RECEIPTS
                  21.9 The receipt of a Receiver, or an Authorised Officer of the Trustee, releases the person paying money to the Receiver or the Trustee in connection with this deed from:

                        (a) liability for the money paid or expressed to be received; and

                        (b) being concerned to see to its application or being answerable or accountable for its loss or misapplication.

ACKNOWLEDGMENT
                  21.10 The parties acknowledge and agree that the Trustee and the Trust Manager in exercising their powers and discretions under this deed, and in performing their obligations under this deed, must act in accordance with their duties and obligations under the Transaction Documents in respect of the Trust and may exercise such powers and discretions as provided in the Transaction Documents in respect of the Trust and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to the Transaction Documents in respect of the Trust.

                  21.11 The parties acknowledge that they are bound by the terms of the Master Trust Deed, the Deed of Charge in respect of the Trust and this deed in respect of the Trust.

DISCLOSURE OF INFORMATION
                  21.12 Subject to this deed, the Trustee is not required
                        (unless ordered so to do by a court of competent jurisdiction) to disclose to any Unitholder, Secured Creditor or any other person confidential, financial or other information made available to the Trustee in connection with this deed.


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RIGHTS CUMULATIVE
                  21.13 The rights, powers and remedies provided in this deed are cumulative and not exclusive of the rights, powers or remedies provided by law independently of this deed.

SIGNATURES
                  21.14 The Trustee and the Trust Manager may rely on the
                        validity of any signature on any transfer, form of application or other instrument or document unless the Trustee or the Trust Manager (as the case may be) has reasonable grounds to believe that the signature is not genuine. Neither the Trustee nor the Trust Manager is liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person whose signature it purports to be or on whose behalf it purports to be made. Any such loss, subject to any right of reimbursement from any other person (including the Trust Manager) is to be borne by the relevant Trust in respect of which the loss is incurred.


22    GOVERNING LAW
--------------------------------------------------------------------------------
GOVERNING LAW
                  22.1 This deed and each Trust are governed by the law in force in New South Wales and the rights, liabilities and obligations of the parties to it are governed by the laws in force in New South Wales.

SUBMISSION TO JURISDICTION
                  22.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

SERVICE
                  22.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 18.


23    LIMITED RECOURSE - TRUSTEE
--------------------------------------------------------------------------------
LIMITATION ON TRUSTEE'S LIABILITY
                  23.1 The Trustee enters into this deed only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the Trustee arising under or in connection with this deed or the Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this deed (other than clause 23.3) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed or the Trust.


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CLAIMS AGAINST TRUSTEE
                  23.2 The parties other than the Trustee may not sue the Trustee in any capacity other than trustee of the Trust, including seeking the appointment of a receiver (except in relation to the Assets of the Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee (except in relation to the Assets of the Trust)

BREACH OF TRUST
                  23.3 The provisions of this clause 23 limiting the Trustee's liability will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this deed or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Trust, as a result of the Trustee's fraud, gross negligence or wilful default.

ACTS OR OMISSIONS
                  23.4 It is acknowledged that the Relevant Parties are responsible under this deed and the other Transaction Documents in relation to the Trust for performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this deed) will be considered fraud, gross negligence or wilful default for the purpose of clause 23.3 if and to the extent the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under any Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Trust or by any other act or omission of any Relevant Party or any other such person regardless of whether or not the act or omission is purported to be done on behalf of the Trustee.

NO OBLIGATION
                  23.5 No attorney, agent, receiver or receiver and manager appointed in accordance with this deed or any other Transaction Document has authority to act on behalf of the Trustee in a way that exposes the Trustee to any personal liability, and no act or omission of any such person will be considered fraud, gross negligence or wilful default of the Trustee for the purpose of clause 23.3.

                  23.6 The Trustee is not obliged to do anything or refrain from doing anything under or in connection with this deed (including incur a liability) unless the Trustee's liability is limited in the same manner as set out in this clause.


24    SELLER TRUST
--------------------------------------------------------------------------------
CONSTITUTION OF SELLER TRUST
                  24.1 Subject to this clause 24, a Seller Trust is constituted upon execution of this deed and the payment of $20 by the Seller to the Trustee. The Seller Trust Assets of the Seller Trust vest in the Trustee and are held by the Trustee on the terms of and subject to this deed.


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DECLARATION OF TRUST
                  24.2 The Trustee declares that it will hold all its right, title and interest in the Seller Trust Assets of the Seller Trust on bare trust for the Seller.

                  24.3  With respect to:

                        (a) the Trust, the Trustee will hold all of its right, title and interest in so much of any Receivable, Title Documents and Monetary Rights for each Purchased Receivable from time to time assigned to the Trustee (including, without limitation, the proceeds of enforcement of that Purchased Receivable) as is necessary to enable the full and final repayment of all amounts owing by the Debtor in respect of the Purchased Receivable, on trust for the Trust; and

                        (b) the Seller Trust, the Trustee will hold each Other Secured Liability and the balance (if any) of any Receivables, Title Documents and Monetary Rights on trust for the Seller Trust.

ENTITLEMENT
                  24.4 The beneficial interest in the Seller Trust Assets relating to the Seller Trust vests absolutely in the Seller.

DEALING WITH ASSETS
                  24.5  Subject to the terms of this deed:

                        (a) the Seller is entitled to deal with the Seller Trust Assets in its absolute discretion;

                        (b) the Trustee must not deal with the Seller Trust Assets of the Seller Trust other than in accordance with the directions given to it by the Seller from time to time; and

                        (c) the Trustee must act in accordance with any direction given to it by the Seller in respect of the Seller Trust Assets,

                        except if the Trustee considers that it would be illegal for the Trustee to do so, would constitute a breach of any document, agreement or law or would result in the Trustee's exposure to a risk of personal liability where the Trustee is not satisfied, in its absolute discretion, that the Seller will be able to indemnify or reimburse the Trustee in accordance with clause 24.11.

TREATMENT OF SHARED COLLATERAL
                  24.6  Where:

                        (a)   a Purchased Receivable forms part of the Trust;

                        (b) an Other Secured Liability forms part of the Seller Trust; and

                        (c) the Mortgage which secures the Receivable also, in accordance with the terms of this deed, secures the Other Secured Liability,

                        then all moneys received by the Seller, the Servicer, the Trust Manager, or


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                        the Trustee or any receiver, receiver and manager or
                        attorney under or in relation to a Purchased Receivable or any Other Secured Liability as a result of the enforcement of a Purchased Receivable shall be applied in accordance with the directions of the Trust Manager and in the following order of priority:

                        (d) first, to meet all costs, charges and expenses of the Trustee or the relevant mortgagee or any receiver, receiver and manager or attorney incurred in the enforcement of the Purchased Receivable;

                        (e) second, in satisfaction of amounts owing under the Purchased Receivable, to be held on the terms of the Trust; and

                        (f) third, as to any excess, in satisfaction of the Other Secured Liability.

                        For the avoidance of doubt, the Seller acknowledges that:

                        (i) it may not take any action that would restrict or prevent the transfer of, and its consent will not be required to transfer, Receivables between trusts, or from the Trust to any other person, in accordance with this deed and the Master Trust Deed or any other action which the Trustee may take in respect of the Receivables in accordance with this deed and the Master Trust Deed (provided that the other trust, or the other person, to whom the Receivables are transferred is made aware of the existence of the interests of the Seller in the Receivables);

                        (ii) it will not, and has no right to, take any action which may affect or restrict the ability of the Trustee or the Security Trustee (or any receiver, receiver and manager or attorney appointed by any of them) to take any enforcement action in respect of a Receivable. The Seller will not demand, nor will it receive (or be entitled to receive) any payment in respect of an interest in the Receivable until all payments referred to in clauses 24.6(d) and (e) have been paid in full; and

                        (iii) it may not direct the Trustee to take any action
                              with respect to a Seller Trust Asset that may prejudice the interests of Unitholders and/or Secured Creditors.

PROCEEDS
                  24.7 Subject to clause 24.6, the Seller may retain any proceeds received by it from the Seller Trust Assets of the Seller Trust.

                  24.8 Subject to clause 24.6, the Trustee must immediately pay to or at the direction of the Seller any proceeds the Trustee receives in respect of the Seller Trust Assets of the Seller Trust. Any such payment constitutes a good discharge of the Trustee.

CLAW-BACK
                  24.9 The Seller must immediately pay to or at the direction of the Trustee any payments made erroneously by the Trustee to the Seller under clause 24.8.


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DUTIES
                  24.10 (a)   The Trustee owes no fiduciary or other duties to
                              the Seller in respect of the Seller Trust Assets of the Seller Trust other than as set out in this clause. The Trustee is not, in any event, liable to the Seller for any loss to the Seller Trust
                              Assets of a Seller Trust as a result of acting on the directions of the Seller or for not acting as a result of the Seller failing to give a direction to the Trustee. The only recourse of the Seller against the Trustee in respect of the Seller Trust will be for any loss suffered by the Seller to the extent of the Trustee's fraud, gross negligence or wilful default.

                        (b) The Trustee has no liability to the Unitholders of the Trust or to the Secured Creditors of the Trust for acting on the directions of the Seller (or for not acting, where the Seller fails to give a direction to the Trustee) in respect of the Seller Trust Assets that are referable to the Trust.

INDEMNITY
                  24.11 Without limiting any other indemnity to which the
                        Trustee is entitled, and subject to clause 24.12, the Seller indemnifies the Trustee against any cost, expense, loss or liability incurred by the Trustee as a result of any dealing with the Seller Trust Assets by the Seller, the Trustee complying with directions given to it by the Seller in respect of any Seller Trust Assets or as a result of not acting if the Seller gives it no direction. The Seller must pay or reimburse the Trustee on demand for all expenses payable in connection with this indemnity. The provisions of clauses 24.4,
                        24.8 and 24.10 to 24.23 (inclusive) of the Master Trust Deed apply to the Seller Trust as if it were a "Trust" as defined in the Master Trust Deed.

                  24.12 The indemnity given by the Seller in clause 24.11 will not apply to the extent that the relevant cost, expense, loss or liability arises as a result of the Trustee's fraud, gross negligence or wilful default.

TERMINATION
                  24.13 Subject to this deed, the Seller Trust terminates when the Trustee ceases to have any right to or interest in, the Seller Trust Assets of the Seller Trust.

TRANSFER
                  24.14 If:

                        (a) any Purchased Receivables are transferred from the Trust to another trust in accordance with this deed or the Master Trust Deed; and

                        (b) a Seller Trust exists in respect of any such Receivables,

                        then, subject to this deed, the Seller Trust in respect of the relevant Receivables will cease to exist in respect of the Trust from which those Receivables are transferred and the Seller Trust established under this deed to which those Receivables are transferred will from that time apply to those Receivables. The consent or approval of the Seller is not required in respect of such a transfer.


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OTHER LIABILITIES
                  24.15 The Seller may provide additional or further financial accommodation to a Debtor which is secured by a Shared Security (other than any such financial accommodation provided in respect of a Purchased Receivable) which has been assigned to the Trust after that assignment has taken place.

SHARED SECURITIES
                  24.16 (a)   The Trustee must not, and the Trust Manager must
                              not direct the Trustee to, sell, transfer or grant any Security Interest over any Shared Security which is held by it partly as trustee for the Trust and partly by it as trustee for the Seller
                              Trust without notifying the relevant transferee or holder of the Security Interest of the existence of the interest of the Seller as beneficiary of the Seller Trust in that Shared Security.

                        (b) The Seller (as beneficiary of the Seller Trust) has the power, in the case of a Shared Security over Land, to lodge a caveat over any Shared Security where the Trustee has, in breach of clause 24.16(a) sold, transferred or granted any Security Interest or the Seller reasonably believes that the Trustee will sell, transfer or grant any Security Interest.


25    SELLER PROVISIONS
--------------------------------------------------------------------------------
SELLER ADVANCES
                  25.1 If a Seller makes a further advance to a Debtor of a Purchased Receivable (which is not a Redraw) and:

                        (a) (SEPARATE ACCOUNT AND TRUSTS) the Seller opens a separate account in its records in relation to the advance, the advance is considered for the purposes of this deed to be an Other Secured Liability and upon creation, the Trustee will automatically hold the benefit of its right, title and interest in such Other Secured Liability in accordance with clause 24 of this deed;

                        (b) (ADVANCE LEADS TO SCHEDULED BALANCE BEING EXCEEDED) the Seller records the further advance as a debit to the account of that Debtor in its records and the advance leads to the Scheduled Balance in respect of that Purchased Receivable being exceeded by more than one scheduled monthly instalment, that Purchased Receivable is treated as having been repaid in full by the payment, as soon as practicable and within the Collection Period in which the further advance was made, by the Seller to the Trustee of the sum necessary to repay that Purchased Receivable. Such payment from the Seller must equal the Outstanding Balance plus accrued but unpaid interest and fees owing in respect of that Purchased Receivable before the advance was made and must be paid by the Seller to the Trustee and upon receipt included in Collections; or

                        (c) (ADVANCE DOES NOT LEAD TO SCHEDULE BALANCE BEING EXCEEDED) the Seller records the advance as a debit to the account of that Debtor in its records and the advance does not


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                              lead to the Scheduled Balance in respect of that
                              Purchased Receivable being exceeded by more than one scheduled monthly instalment, the advance is treated as an advance made pursuant to the terms of the relevant Purchased Receivable and is a Redraw and is to be reimbursed from Principal Collections in accordance with clause 15.13(a).

RESTRICTIONS ON SELLER ADVANCES
                  25.2  The Seller shall not:

                        (a) make an advance pursuant to clause 25.1(b) in relation to a Purchased Receivable which is a Defaulted Housing Loan;

                        (b) make an advance pursuant to clause 25.1(c) if the then aggregate of:

                              (i)   all further advances made under clause
                                    25.1(c) not repaid (calculated on the basis that, for this purpose only, any payments on account of principal in respect of a Purchased Receivable first reduce the amount of the further advances made under clause 25.1(c) in relation to that Purchased Receivable); and

                              (ii)  the then Redraw Principal Outstanding,

                              exceed, or will as a result of the further advances exceed, the then Redraw Limit.

                  25.3 If a Seller makes an advance to a Debtor which results in a breach of its obligations under clause 25.2, then:

                        (a) that further advance will, for all purposes, be treated as if properly made in accordance with clause 25.1(c); and

                        (b) the Seller must indemnify the Trustee against any costs, damages or loss it suffers as a result of such a breach (except to the extent to which such costs, damages or loss is recoverable by the Trustee pursuant to a Mortgage Insurance Policy).

SET-OFF
                  25.4 If the Seller exercises a right of set-off or combination in respect of any Receivable, or if any right of set-off is exercised against the Seller in respect of any Receivable, the Seller must pay to the Trustee, subject to any laws relating to preferences (or the equivalent), the amount of, respectively, any benefit accruing to the Seller as a result of the exercise of its right of set-off or combination or the amount of any right of set-off exercised against the Seller.

SELLER DOWNGRADE
                  25.5 If at any time the Seller has a short term deposit credit rating assigned by Moody's which is lower than P-1 (or such other rating as is agreed between the Trust Manager, the Trustee, the Seller and Moody's), has a short term deposit credit rating assigned by S&P which is lower than A-1+ (or such other rating as is agreed between the Trust Manager, the


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                              Trustee, the Seller and S&P) or has a long term
                              rating assigned by Fitch of lower than BBB (or such other rating as is agreed between the Trust Manager, the Trustee, the Seller and Fitch) then (whether or not clause 25.8 has previously applied) the Seller must:

                        (a) (MAKE A SELLER DEPOSIT): as a prepayment of its obligations pursuant to clause 25.4, pay to the Trustee the amount of any set-off that may thereafter be exercised against the Seller, deposit or maintain in an account ("SET-OFF ACCOUNT") with an Eligible Bank (which may be the Collection Account while the holder of the Collection Account is rated in this manner) on each Payment Date thereafter (after giving effect to the payments to be made on that Payment Date) an amount which is the greater of the following ("SELLER DEPOSIT"):

                              (i) in the case of a lower rating by S&P, the amount from time to time agreed with S&P or, failing agreement, the amount from time to time specified by S&P, which is sufficient in either case (as applicable) so as to not result in an Adverse Rating Effect in respect of S&P; or

                              (ii) in the case of a lower rating by Moody's or Fitch (as applicable), unless otherwise agreed by Moody's or Fitch (as the case may be), an amount equal to 125% of the aggregate of the amounts then standing to the credit of the deposit accounts held by Debtors with Housing Loans that comprise part of the Purchased Receivables that do not have a Waiver of Set-Off as at the preceding Payment Date; or

                        (b) (OTHER ARRANGEMENTS): implement such other arrangements as are from time to time agreed between the Seller and S&P (in the case of a lower rating by S&P), Moody's (in the case of a lower rating by Moody's) or Fitch (in the case of a lower rating by Fitch) (and notified by the Seller to the Trustee and the Trust Manager) so as to ensure that an Adverse Rating Effect does not result in respect of either S&P, Moody's or Fitch (as the case may be) if such other arrangements cannot be so agreed with S&P, Moody's or Fitch (as the case may be), the Seller must comply with clause 25.5(a) in relation to S&P, Moody's or Fitch (as the case may be), provided that the Seller will not have any obligation pursuant to this clause 25.5 if all Housing Loans which are part of the Purchased Receivables which are Assets of the Trust have a Waiver of Set-Off.

REDUCTION OR INCREASE OF SELLER DEPOSIT
                  25.6  If on a Payment Date to which clause 25.5 applies:

                        (a) (REDUCTION): the required amount of the Seller Deposit pursuant to clause 25.5(a) is less than the existing amount of the Seller Deposit, the Trust Manager will direct the Trustee to repay (and upon receipt of such direction the Trustee will repay on that Payment Date) to the Seller from the Set-Off


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                              Account the difference between the required amount
                              of the Seller Deposit on that Payment Date and the existing amount of the Seller Deposit; and

                        (b) (INCREASE): the required amount of the Seller Deposit pursuant to clause 25.5(a) is greater than the existing amount of the Seller Deposit, the Seller will deposit in the Set-Off Account on that Payment Date the difference between the required amount of the Seller Deposit on that Payment Date and the existing amount of the Seller Deposit.

INTEREST ON SELLER DEPOSIT
                  25.7 On each Determination Date, the Trust Manager will determine the amount (if any) that has been received in the Collection Period just ended in respect of interest that has been earned on the Set-Off Account and which is attributable to the Seller Deposit (if any) deposited in the Set-Off Account and will instruct the Trustee to pay such interest to the Seller on the next Payment Date.

SELLER UPGRADE
                  25.8 If, following the application of clause 25.5(a), the Seller is assigned (by the relevant Designated Rating Agency or Designated Rating Agencies responsible for triggering the application of the clause) a short term deposit credit rating by Moody's of at least P-1 (or such other rating as is agreed between the Trust Manager, the Trustee, the Seller and Moody's), a short term deposit credit rating by S&P of at least A-1+ (or such other rating as is agreed between the Trust Manager, the Trustee, the Seller and S&P) or a long term rating by Fitch of BBB (or such other rating as is agreed between the Trust Manager, the Trustee, the Seller and Fitch), or if alternative arrangements referred to in clause 25.5(b) are agreed (with the relevant Designated Rating Agency or Designated Rating Agencies referred to therein) which do not require the maintenance of a Seller Deposit, the Trust Manager will direct the Trustee to repay (and within 2 Business Days of receipt of such direction of the Trustee will repay) to the Seller from the Set-Off Account the then Seller Deposit (which has not previously been utilised in accordance with clause 25.10(b)) together with all accrued, but unpaid, interest on that amount determined in accordance with clause 25.7.

TERMINATION OF TRUST OR AMENDMENTS TO RECEIVABLES
                  25.9  On the earlier of:

                        (a) the date upon which all Housing Loans that comprise part of the Purchased Receivables which are Assets of the Trust have a Waiver of Set-Off;

                        (b)   the Termination Date; and

                        (c) the Payment Date immediately following the occurrence of a Title Perfection Event,

                        the Trust Manager will direct the Trustee to repay (and upon receipt of such direction the Trustee will repay) to the Seller from the Set-Off Account the then Seller Deposit (which has not previously been


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                        utilised in accordance with clause 25.10(b)) together
                        with all accrued, but unpaid, interest on that amount determined in accordance with clause 25.7.

WITHDRAWALS FROM THE ACCOUNT
                  25.10 The Trust Manager may only direct the Trustee to, and the Trustee may only, make withdrawals from the Seller Deposit in the Set-Off Account as follows:

                        (a) (REPAY SELLER DEPOSIT) to repay to the Seller the Seller Deposit pursuant to clauses 25.6(a), 25.8 and 25.9; or

                        (b) (MEET SELLER OBLIGATIONS) to meet any obligation of the Seller (in that capacity) to make any payment to the Trustee pursuant to clause 25.4 in relation to the amount of any right of set-off exercised against the Seller referred to therein, provided that the Seller has failed to make such payment within 20 Business Days of receipt by the Seller of notice from the Trustee or the Trust Manager that such payment is due and unpaid.

EXECUTED as a deed.


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                                                                              81
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SCHEDULE 1             REGISTER OF NOTE HOLDERS
--------------------------------------------------------------------------------
REGISTER OF NOTE HOLDERS
                  1     The Trustee must, in respect of the Trust, keep an up to
                        date Register of Note Holders in respect of that Trust.
                        The Trustee must enter into the Register of Note
                        Holders:

                        (a)   the name of the Trust;

                        (b)   the names and addresses of the Note Holders;

                        (c)   the number of Notes held by each Note Holder;

                        (d) the date on which each Note Holder was first registered in the Register of Note Holders;

                        (e) the date on which any person ceases to be a Note Holder;

                        (f)   the class of Note issued;

                        (g) the Class B Note Interest Rate payable in relation to the Note;

                        (h) the Final Maturity Date (if applicable) in relation to the Note;

                        (i) the account into which any payments to a Note Holder are to be paid (if applicable);

                        (j) the Invested Amount and Stated Amount, if any, in relation to the Note; and

                        (k) any other particulars the Trust Manager and the Trustee agree are desirable or as required under this deed.

TRUSTEE NOT LIABLE FOR MISTAKE
                  2 The Trustee is not liable for any mistake in the Register of Note Holders or in any purported copy except to the extent that the mistake is attributable to the Trustee's own fraud, negligence or wilful default.

TRUST MANAGER ACCEPT CORRECTNESS
                  3 The Trust Manager is entitled to accept the correctness of all information contained in the Register of Note Holders and is not liable to any person for any error in it.

INSPECTION
                  4 The Trust Manager, or Note Holders and their authorised representatives may inspect that part of the Register of Note Holders which relates to the Note Holder free of charge and on reasonable notice. The Trustee shall give a copy of the Register of Note Holders or part of it to the Trust Manager within 3 Business Days of receipt of a request from the Trust Manager.


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CHANGE IN INFORMATION
                  5 A Note Holder must advise the Trustee of any change to the information noted in the Register of Note Holders in respect of that Note Holder. Upon receipt of such advice, the Trustee must promptly update the information contained in the Register of Note Holders.

CLOSURE
                  6 The Trustee from time to time may close the Register of Note Holders but no part of the Register of Note Holders may be closed for more than 30 days in aggregate in any calendar year.

NOTICE OF OTHER INTEREST
                  7 Except as otherwise provided in this deed, no notice of any trust, whether express, implied or constructive, shall be entered in the Register of Note Holders and neither the Trustee nor the Trust Manager shall be affected by or compelled to recognise (even when having notice of it) any right or interest in any Note other than the Note Holders' absolute right to the entirety of them and the receipt by a Note Holder shall be a good discharge to the Trustee and Trust Manager.

INFORMATION
                  8 The Trust Manager shall furnish the Trustee with such information as the Trustee may reasonably require to maintain the Register of Note Holders.

CLOSURE TO CALCULATE ENTITLEMENT
                  9 In order to calculate Note Holder entitlements and interest entitlements, the Register of Note Holders may be closed by the Trustee from 3:30 pm on such Business Day as the Trust Manager may determine from time to time (not exceeding 5 Business Days) and recommence at the commencement of business on the Business Day immediately following the day the Note Holder entitlements and any coupon or interest are payable.

CONCLUSIVENESS OF REGISTER OF NOTE HOLDERS
                  10 An Acknowledgment is not a certificate of title as to Notes and the Register of Note Holders is the only conclusive evidence of title to Notes.

WORN OUT OR LOST ACKNOWLEDGMENT
                  11 If an Acknowledgment becomes worn out or defaced, then upon production of it to the Trustee, a replacement will be issued. If an Acknowledgment is lost or destroyed, and upon proof of this to the satisfaction of the Trustee and the provision of such indemnity as the Trustee considers adequate, a replacement Acknowledgment will be issued. A fee not exceeding $10 may also be charged by the Trustee for the new Acknowledgment if it so requires.


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RECTIFICATION OF REGISTER OF NOTE HOLDERS
                  12    If:

                        (a)   an entry is omitted from the Register of Note
                              Holders;

                        (b) an entry is made in the Register of Note Holders otherwise than in accordance with this deed;

                        (c) an entry wrongly exists in the Register of Note Holders;

                        (d) there is an error or defect in any entry in the Register of Note Holders; or

                        (e) a default is made or an unnecessary delay takes place in entering into the Register of Note Holders that any person has ceased to be the holder of a Note or any other information, the Trustee may rectify the same and the Trustee is not liable for any loss, costs or liability incurred as a result of any of the foregoing occurring.


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                                                                              84
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SCHEDULE 2             TRANSFER OF NOTES
--------------------------------------------------------------------------------
FORM OF TRANSFER
                  1     All transfers of Notes must be in writing in the form of
                        the transfer as agreed between the Trust Manager and the Trustee ("TRANSFER FORM").

EXECUTION OF TRANSFER
                  2 Every Transfer Form must be duly completed, duly stamped (if applicable), executed by the transferor and the transferee and delivered to the Trustee together with the Acknowledgment relating to the Notes to be transferred. The transferor is deemed to remain the owner of the Notes for all purposes until the name of the transferee is entered into the Register of Note Holders.

RESTRICTIONS ON TRANSFER
                  3     A Note Holder is only entitled to transfer any Notes if:

                        (a) the offer or invitation to the proposed transferee by the Note Holder in relation to the Notes does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Law; and

                        (b) the transfer would not otherwise breach any restriction on transfer of the Notes contained in the Master Trust Deed or this deed.

TRUSTEE MAY REFUSE TO REGISTER
                  4     The Trustee may refuse to register any Transfer Form:

                        (a) if it is not duly completed, executed and stamped (if necessary);

                        (b) if it contravenes or fails to comply with the terms of this deed; or

                        (c) if the transfer would result in a contravention of or failure to observe the provisions of a law of a state or territory of the Commonwealth of Australia, or of the Commonwealth of Australia, or any other relevant laws.

                        The Trustee is not bound to give any reason for refusing to register any Transfer Form and its decision is final, conclusive and binding. If the Trustee refuses to register a Transfer Form, it must, as soon as practicable following that refusal, send to the Note Holder and to the parties seeking to take the transfer of the Notes notice of that refusal. The Trustee has no obligation to enquire whether a transfer of Notes complies with the restrictions in this deed.

REGISTRATION OF TRANSFEREE
                  5 Subject to the terms of this schedule, the Trustee must upon receipt of a Transfer Form register the transferee in the


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                                                                              85
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                        Register of Note Holders. No fee is to be charged for
                        the registration of any Transfer Form.

NO TRANSFER IF REGISTER OF NOTE HOLDERS CLOSED
                  6 The Trustee may refuse to register any Transfer Form for such period as the Register of Note Holders is closed for any purpose.

RIGHTS AND OBLIGATIONS OF TRANSFEREE
                  7 Notes are negotiable. A transferee of Notes pursuant to this deed has the following rights and obligations from the time of registration:

                        (a) all those rights which the transferor previously had; and

                        (b) all those obligations of a Note Holder as provided by this deed as if the transferee was originally a party to it.

WHEN TRANSFER EFFECTIVE
                  8 Subject to refusal by the Trustee to register a transfer of Notes under this schedule, and subject to condition 9, a Transfer Form is deemed for the purposes of this deed to take effect and be registered from the beginning of the Business Day on which the Transfer Form was received by the Trustee, except that if a Transfer Form is received by the Trustee after 4.00 pm in Sydney, the Transfer Form is deemed not to be effective until the next Business Day (when the Register of Note Holders is open) following its receipt by the Trustee.

TRANSFER FORM RECEIVED WHEN REGISTER OF NOTE HOLDERS CLOSED
                  9 Where a Transfer Form is received by the Trustee during any period when the Register of Note Holders is closed under this deed, or on any day which is not a Business Day, the Transfer Form is deemed to be effective and registered (subject to refusal by the Trustee to register a transfer) from the beginning of the first Business Day on which the Register of Note Holders is re-opened.

ISSUE OF ACKNOWLEDGMENT
                  10 Whenever, in respect of a transfer, the Trustee is required under this deed to register a person as a Note Holder, the Trustee must issue by mail to the transferee (at the address stated on the Transfer Form), or arrange for the relevant Note Holder to collect from the Trustee, within 10 Business Days of such registration, an Acknowledgment to the transferee in respect of the relevant Notes and, where some, but not all, Notes held by a Note Holder have been transferred, issue a new Acknowledgment (within 10 Business Days of the registration) to the transferor as confirmation of the balance of the Notes registered in the name of the transferor.


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                                                                              86
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FORM OF ACKNOWLEDGMENT
                  11 Acknowledgments may be engraved, lithographed or printed and must be signed, either manually, mechanically, electronically, by facsimile or by other means agreed between the Trust Manager and the Trustee, by an Authorised Officer or other delegate of the Trustee.

PAYMENTS TO TRANSFEREE
                  12 Subject to this deed, upon entry of a transferee in the Register of Note Holders, the transferee is ipso facto entitled to receive any payments then due or which become due to the Note Holder and the Trustee is discharged for any such payment made to the transferee and, without limiting the foregoing, whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer, except that where a transfer is received after the closure of the Register of Note Holders as referred to in this deed for the purpose of determining entitlements to interest or principal, but prior to the date upon which that interest or principal is due to be paid in respect of the relevant Notes, then that interest and principal must be paid to the transferor and not the transferee.

MARKED TRANSFERS
                  13 The Trustee must, unless the parties otherwise agree, provide marking services in the manner set out in this schedule at the Trustee's offices or the offices of a third party appointed pursuant to this deed in Sydney. If the Trustee or a third party is requested by a Note Holder to mark a Transfer Form, the Trustee or the third party must so mark the Transfer Form. Until a period of 90 days (or such other period as determined by the Trust Manager and the Trustee) has elapsed from the date any Transfer Form is so marked, the Trustee or any third party must not register any Transfer Form in respect of such Notes except that marked Transfer Form.

RELIANCE ON DOCUMENTS
                  14 The Trustee is entitled to accept and assume the authenticity and genuineness of any Transfer Form or any other document unless the Trustee has reasonable grounds to believe that it has not been duly executed. The Trustee is not bound to enquire into the authenticity or genuineness of any Transfer Form or other document, nor incurs any liability for registering any Transfer Form which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Transfer Form.

SPECIMEN SIGNATURES
                  15 The Trustee may (but need not) require each Note Holder to submit specimen signatures (and, in the case of a corporation, may require those signatures to be authenticated by a secretary or director of such Note Holder) of persons authorised to execute Transfer Forms on behalf of such Note Holder and is entitled to assume (until notified to the contrary) that such authority has not been revoked.


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PERSONS ENTITLED ON TRANSMISSION
                  16 If a Note Holder dies, the Trustee and the Trust Manager will recognise only the survivor or survivors (where the deceased was a joint holder) or the administrators (in all other cases) as having any title to the Notes registered in the name of the deceased.

REGISTRATION ON TRANSMISSION
                  17 A person who becomes entitled to a Note (and gives evidence of that entitlement to the Trust Manager in a form satisfactory to the Trust Manager and the Trustee) because of the death, insolvency, bankruptcy, insanity or other disability of a Note Holder is entitled to be registered as the Note Holder or to nominate some other person to be registered as the Note Holder.

NOTICE OF ELECTION
                  18 To effect a registration under condition 17, the person must give a written notice to the Trust Manager and the Trustee requesting the registration. If the Notes are to be registered in the name of a nominee of the person, the person must also execute a transfer of the Notes to the nominee. All the provisions of this deed relating to the registration of transfers apply to such a notice or transfer as if it were a transfer executed by a Note Holder.

RIGHTS OF TRANSMITTEE PRIOR TO REGISTRATION
                  19 A person who becomes entitled to a Note because of the death, insolvency, bankruptcy, insanity or other disability of a Note Holder is entitled to receive and may give a discharge for all money payable in respect of the Notes.

                                                                              88
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SCHEDULE 3             STEPDOWN PERCENTAGE
--------------------------------------------------------------------------------
The Stepdown Percentage on a Determination Date is determined as follows:

1. If the Stepdown Conditions (as defined below) are not satisfied on that Determination Date, the Stepdown Percentage is 100%.

2. If the Stepdown Conditions are satisfied on that Determination Date, the Stepdown Percentage is 100% unless the following apply:

      (a) if the Payment Date immediately following that Determination Date falls prior to 20 September 2004, the Stepdown Percentage is 50%;

      (b)   if:

            (i) the Payment Date immediately following that Determination Date falls on or after 20 September 2004 but prior to 20 September 2011; and

            (ii) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on that Determination Date;

                  the Stepdown Percentage is 0%;

      (c)   if:

            (i)   paragraph (b) above does not apply;

            (ii) the Payment Date immediately following that Determination Date falls on or after 20 September 2006 but prior to 20 September 2011; and

            (iii) the Class B Available Support on that Determination Date is equal to or greater than the Class B Required Support on that Determination Date,

                  then:

            (i) if the Payment Date immediately following that Determination Date falls on or after 20 September 2006 but prior to 20 September 2007, the Stepdown Percentage is 70%;

            (ii) if the Payment Date immediately following that Determination Date falls on or after 20 September 2007 but prior to 20 September 2008, the Stepdown Percentage is 60%;

            (iii) if the Payment Date immediately following that Determination
                  Date falls on or after 20 September 2008 but prior to 20 September 2009, the Stepdown Percentage is 40%;

            (iv) if the Payment Date immediately following that Determination Date falls on or after 20 September 2009 but prior to 20 September 2010, the Stepdown Percentage is 20%; or

            (v) if the Payment Date immediately following that Determination Date falls on or after 20 September 2010 but prior to 20 September 2011, the Stepdown Percentage is 0%; or


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                                                                              89
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      (d)   if the Payment Date immediately following that Determination Date falls on or after 20 September 2011, the Stepdown Percentage is 0%.

STEPDOWN CONDITIONS

The Stepdown Conditions are satisfied on a Determination Date if:

1.    the following applies:

      (a) the Class B Available Support on that Determination Date is equal to or greater than two times the Class B Required Support on that Determination Date;

      (b) the Aggregate Stated Amount for the Class B Notes as at the immediately preceding Determination Date is equal to or greater than 0.25% of the aggregate Initial Invested Amount of the Class B Notes as at the Closing Date;

      (c)   either:

            (i) the Average Arrears Ratio on that Determination Date does not exceed 2% and the aggregate Carryover Principal Charge-Offs as at the immediately preceding Determination Date does not exceed 30% of the aggregate of Initial Invested Amounts of the Class B Notes; or

            (ii) the Average Arrears Ratio on that Determination Date does not exceed 4% and the aggregate Carryover Principal Charge-Offs as at the immediately preceding Determination Date does not exceed 10% of the aggregate Initial Invested Amounts of the Class B Notes; and

      (d) the event referred to in Condition 7.3 of the Class A Note Conditions has not occurred on or prior to the Determination Date and is not expected to occur on or prior to the next Payment Date thereafter, or

2.    the following applies:

      (a)   that Determination Date falls on or after 20 September 2006;

      (b)   the Average Arrears Ratio on that Determination Date does not exceed
            2%;

      (c) the Aggregate Stated Amount of all the Notes (as at the immediately preceding Determination Date) is greater than 10% of the A$ Equivalent aggregate of the Initial Invested Amount of all the Notes;

      (d) the Aggregate Stated Amount for the Class B Notes (as at the immediately preceding Determination Date) is equal to or greater than 0.25% of the aggregate Initial Invested Amount of the Class B Notes as at the Closing Date; and

      (e) the aggregate of all Carryover Principal Charge-Offs (as at the immediately preceding Determination Date) does not exceed:

            (i) if the Determination Date falls on or after 20 September 2006 but prior to 20 September 2007, 30% of the aggregate of the Initial Invested Amounts of the Class B Notes;

            (ii) if the Determination Date falls on or after 20 September 2007 but prior to 20 September 2008, 35% of the aggregate of the Initial Invested Amounts of the Class B Notes;


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                                                                              90
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            (iii) if the Determination Date falls on or after 20 September 2008 but prior to 20 September 2009, 40% of the aggregate of the Initial Invested Amounts of the Class B Notes;

            (iv) if the Determination Date falls on or after 20 September 2009 but prior to 20 September 2010, 45% of the aggregate of the Initial Invested Amounts of the Class B Notes; or

            (v) if the Determination Date falls on or after 20 September 2010, 50% of the aggregate of the Initial Invested Amounts of the Class B Notes.

The following terms have these meanings in this schedule:

      ARREARS RATIO means, on a Determination Date, the percentage of the Outstanding Balance of the Housing Loans referable to all Purchased Receivables in relation to which default in payment of any amount due has occurred and has continued for a period of 60 days or more as at the last day of the immediately preceding Collection Period to the total Outstanding Balance of the Housing Loans referable to all Purchased Receivables (calculated on the last day of the immediately preceding Collection Period).

      AVERAGE ARREARS RATIO means, on any Determination Date, the amount (expressed as a percentage) calculated as follows:

                     SAR
               AAR = ---
                      4

      where:

      AAR   = the Average Arrears Ratio; and

      SAR   = the sum of the Arrears Ratios for the 4 Collection Periods
              preceding that Determination Date,

      provided that if on that Determination Date there has not yet been 4 Collection Periods the Average Arrears Ratio in relation to that Determination Date means the amount (expressed as a percentage) calculated as follows:

                     SAR
               AAR = ---
                      N

      where:

      AAR   = the Average Arrears Ratio; and

      SAR   = the sum of the Arrears Ratios for all of the Collection Periods
              preceding the Determination Date; and

      N     = the number of Collection Periods preceding that Determination
              Date.

      CLASS B AVAILABLE SUPPORT in relation to a Determination Date means an amount (expressed as a percentage) calculated as follows:

                        ASA(B)
               CBAS = ---------
                       ASA + RL


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                                                                              91
--------------------------------------------------------------------------------
      where:

      CBAS   = the Class B Available Support;

      ASA(B) = the Aggregate Stated Amount of the Class B Notes on the immediately preceding Determination Date;

      ASA    = the Aggregate Stated Amounts of all Notes on the immediately preceding Determination Date; and

      RL     = the Redraw Limit on the immediately preceding Determination Date,

      provided that, in respect of the first Determination Date, such amounts will be calculated by reference to the Initial Invested Amount of the relevant Classes of Notes and the RL will be the Redraw Limit on the Closing Date.

      CLASS B REQUIRED SUPPORT in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                       IIAB
               CBRS = ------
                       AIIA

      where:

      CBRS  = the Class B Required Support;

      IIAB  = the aggregate Initial Invested Amount of the Class B Notes; and

      AIIA = the aggregate of the A$ Equivalent of Initial Invested Amounts of the Class A Notes, and the Initial Invested Amounts for the
              Class B Notes.

                                                                              92
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EXECUTION PAGE
--------------------------------------------------------------------------------

SIGNED SEALED AND DELIVERED by      )
as attorney for PERPETUAL TRUSTEE   )
COMPANY LIMITED under power of      )
attorney dated                      )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      ................................
Address of witness                  )      By executing this deed the
                                    )      attorney states that the attorney
 ................................    )      has received no notice of
Occupation of witness               )      revocation of the power of attorney








SIGNED SEALED AND DELIVERED by      )
as attorney for ANZ CAPEL COURT     )
LIMITED under power of attorney     )
dated                               )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      ................................
Address of witness                  )      By executing this deed the
                                    )      attorney states that the attorney
 ................................    )      has received no notice of
Occupation of witness               )      revocation of the power of attorney

                                                                              93
--------------------------------------------------------------------------------
SIGNED SEALED AND DELIVERED by      )
as attorney for P.T. LIMITED under  )
power of attorney dated             )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      ................................
Address of witness                  )      By executing this deed the
                                    )      attorney states that the attorney
 ................................    )      has received no notice of
Occupation of witness               )      revocation of the power of attorney




SIGNED SEALED AND DELIVERED by      )
as attorney for AUSTRALIA AND NEW   )
ZEALAND BANKING GROUP LIMITED       )
under power of attorney dated       )
                                    )
in the presence of:                 )
                                    )
 ................................    )
Signature of witness                )
                                    )
 ................................    )
Name of witness (block letters)     )
                                    )
 ................................    )      ................................
Address of witness                  )      By executing this deed the
                                    )      attorney states that the attorney
 ................................    )      has received no notice of
Occupation of witness               )      revocation of the power of attorney

                                                                              94
--------------------------------------------------------------------------------

SIGNED, SEALED AND                  )
DELIVERED by                        )
as attorney for KINGFISHER          )
SECURITISATION PTY LTD under        )
power of attorney dated             )
in the presence of:                 )
                                    )
                                    )
                                    )
 ..............................      )
Signature of witness                )
                                    )
 ..............................      )
Name of witness (block letters)     )
                                    )   ..............................
 ..............................      )   By executing this deed the
Address of witness                  )   attorney states that the
                                    )   attorney has received no
 ..............................      )   notice of revocation of the
Occupation of witness               )   power of attorney